Exhibit 6.7

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of April 3, 2017

between

315 EAST DEAN ASSOCIATES, INC.,

as Borrower,

and

GARFIELD SRA MORTGAGE INVESTMENT, LLC,

as Lender

i

(continued)

(continued)

(continued)

(continued)

v

Exhibits

A                                       Organizational Chart

Schedules

A                                       Property
B                                       Exception Report

C                                       Rent Roll
D                                       Material Agreements

i

AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (this “Agreement”) is dated April 3, 2017 and is between GARFIELD SRA MORTGAGE INVESTMENT, LLC, a Delaware limited liability company, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and 315 EAST DEAN ASSOCIATES, INC., a Delaware corporation, as borrower (together with its permitted successors and assigns, “Borrower”).

RECITALS

Borrower obtained a loan (the “Original Loan”) from Lender pursuant to that certain Loan Agreement, dated as of April 7, 2015 (as amended, the “Original Loan Agreement”) in connection with the financing of the property known as St. Regis Aspen Resort.

Borrower and Lender desire to increase the size and extend the term of the Original Loan and, in connection therewith, to amend, modify and restate in its entirety the Original Loan Agreement upon the terms and conditions hereinafter provided.  The amendment and restatement of the Original Loan Agreement pursuant to this Agreement will not have the effect of causing a novation, refinancing or other repayment of the obligations of Borrower under or in connection with the Original Loan Agreement, which obligations shall remain outstanding and repayable pursuant to the terms of this Agreement, the Note and the other Loan Documents (each as defined herein).

In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

DEFINITIONS

(a)                                 When used in this Agreement, the following capitalized terms have the following meanings:

“Acceptable Counterparty” means any counterparty to an Interest Rate Cap Agreement that has and maintains (a) a long-term unsecured debt rating or counterparty rating of A+ or higher from S&P, (b) a long-term unsecured debt rating of A1 or higher from Moody’s, and (c) a long-term unsecured debt rating of at least A by Fitch and a short-term unsecured debt rating of at least F1 by Fitch (and not on Rating Watch Negative with respect to either such Fitch rating).

“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest and other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

“Administrative Fee” has the meaning set forth in Section 1.2(a).

“Agreement” means this Amended and Restated Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Alteration” means any demolition, alteration, installation, improvement  or expansion of or to the Property or any portion thereof.

“Annual Budget” means a capital and operating expenditure budget for the Property (including a general business plan, forward/group booking schedule and a “pace report”) prepared by Borrower that specifies amounts reasonably sufficient to operate and maintain the Property at a standard at least equal to that maintained on the Closing Date.

“Appraisal” means an as-is appraisal of the Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Approved Accounting Method” means (a) with respect to Borrower, U.S. GAAP, and (b) with respect to a Guarantor, either U.S. GAAP or IFRS; provided, however, that for purposes of calculating Operating Expenses and Operating Income, the Approved Accounting Method shall be the accounting method used by the Approved Property Manager in accordance with the Approved Management Agreement in preparing the financial reporting delivered to Borrower with respect to the Property.

“Approved Annual Budget” has the meaning set forth in Section 5.17.

“Approved Management Agreement” means that certain Operating Agreement, dated as of September 29, 2010, between Borrower and the initial Approved Property Manager, as amended by that certain side letter agreement dated as of September 29, 2010, that certain letter agreement dated March 11, 2011, that certain Second Amendment dated September 26, 2011, that certain letter agreement dated July 9, 2012, that certain letter agreement dated January 4, 2013, and that certain Third Amendment dated April 3, 2013, and any other management agreement that is approved by Lender, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Property Manager” means Starwood Hotels or any other management company approved by Lender, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

“Assignment” has the meaning set forth in Section 9.7(b).

“Assignment of Interest Rate Cap Agreement” means each collateral assignment of an interest rate cap agreement executed by Borrower and an Acceptable Counterparty in accordance herewith, each of which must be substantially in the form executed by Borrower and the initial Acceptable Counterparty on the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Assumption” has the meaning set forth in Section 2.3.

“Bankruptcy Code” has the meaning set forth in Section 7.1(d).

“Basic Carrying Costs Escrow Account” has the meaning set forth in Section 3.4(a).

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrower Tax” means any U.S. Tax and any present or future tax, assessment or other charge or levy imposed by, or on behalf of, any jurisdiction through which or from which payments due hereunder are made (or any taxing authority thereof).

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.  When used with respect to an Interest Determination Date, “Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

“Capital Expenditure” means hard and soft costs incurred by Borrower with respect to replacements and capital repairs made to the Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with the Approved Accounting Method.

“Capped Rate” has the meaning set forth in the definition of “Strike Rate.”

“Cash Management Account” has the meaning set forth in Section 3.1(a).

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of the Property.

“Cause” means, with respect to an Independent Director, (i) acts or omissions have been committed by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director” or (v) any other reason for which the prior written consent of Lender shall have been obtained.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all assets owned from time to time by Borrower including the Property, the Revenues and all other tangible and intangible property in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.

“Collateral Account” means each of the accounts and sub-accounts established pursuant to Article III hereof.

“Component Spread” has the meaning set forth in Section 1.1(c).

“Condemnation” means a taking or voluntary conveyance of all or part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

“Condominium” means the condominium governed by the Condominium Documents.

“Condominium Act” means, collectively, all Legal Requirements applicable to the Condominium.

“Condominium Association” means Aspen Residence Club and Hotel Condominium Association, Inc., a Colorado nonprofit corporation, and its successors and assigns.

“Condominium Documents” means, collectively, the condominium declaration, the condominium by-laws, any rules and regulations promulgated thereunder, and any and all other documents and agreements binding upon, governing or otherwise pertaining to the Condominium and/or the Condominium Association, including, without limitation that certain Declaration and Plan of Club Ownership for Aspen Residence Club and Hotel Condominium recorded January 21, 2005 as Reception No, 506236, those certain undated By Laws of the Aspen Residence Club and Hotel Condominium Association, Inc., that certain Surrender of Control and Partial Modification of Rights for Aspen Residence Club And Hotel Condominium recorded October 4, 2010 as Reception No. 574027, that certain Hotel Amenities Use and Access Agreement (Aspen Residence Club and Hotel Condominium) recorded January 21, 2005 as Reception No. 506240 and all matters shown on the plat of The Aspen Residence Club and Hotel Condominium Map recorded January 21, 2005 in Book 71 at Page 86 as Reception No. 506237, as the same may be amended, modified, replaced, restated and/or supplemented from time to time.

“Condominium Unit” means each individual unit in the Condominium (together with all interests appurtenant thereto).

“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure or indemnify a creditor against loss.

“Control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto); provided, however, that for purposes of determining compliance with the conditions for a REIT IPO and from and after a REIT IPO the term “Control” (and the correlative terms) shall also mean instances in which (i) Stephane De Baets Controls the external asset manager of the Qualified REIT, or (ii) Stephane de Baets is the chief executive officer of the Qualified REIT or the chairman of the board of directors of such Qualified REIT.

“Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, by Borrower and Sponsor for the benefit of Lender, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Damages” to a Person means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party, whether based on any federal, state, local or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise; provided, however, that “Damages” shall not include special, consequential or  punitive damages, except to the extent imposed upon Lender by one or more third parties.

“DBRS” means DBRS, Inc. or its applicable affiliate, and its successors.

“Debt” means, with respect to any Person, without duplication:

(i)                                     all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii)                                  all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

(iii)                               all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;

(iv)                              all Contingent Obligations of such Person;

(v)                                 all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements; and

(vii)                           any material actual or contingent liability to any Person or Governmental Authority with respect to any Plan.

“Debt Yield” means, as of the date of determination, the percentage obtained by dividing Net Operating Income for the most recently ended Test Period by the sum of the Principal Indebtedness and the outstanding principal balance of any Mezzanine Loan on the date of determination.

“Declaration” means that certain Declaration and Plan of Club Ownership for Aspen Residence Club and Hotel Condominium recorded January 21, 2005 as Reception No. 506236 of the Public Records of Pitkin County, Colorado.

“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Interest” means, during the continuance of an Event of Default, the amount by which interest accrued on the Notes or Note Components at their respective Default Rates exceeds the amount of interest that would have accrued on the Notes or Note Components at their respective interest rates calculated as set forth in Section 1.2(a).

“Default Rate” means, with respect to any Note or Note Component, the greater of (x) 5% per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder and (y) 1% per annum in excess of the Prime Rate from time to time; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“DSCR” means, with respect to any Test Period, the quotient of (i) Net Operating Income for such Test Period divided by (ii) the product of (x) the sum of the Principal Indebtedness and the outstanding principal balance of any Mezzanine Loan, (y) the Capped Rate and (z) a fraction, the numerator of which is the actual number of days in such Test Period and the denominator of which is 360.

“Eligible Account” means an account or book-entry subaccount maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A—1” by S&P, “P—1” by Moody’s and “F—1” by Fitch, and whose long-term senior unsecured debt obligations are rated at least  “A-”  by S&P, “A” by Fitch, and “A2” by Moody’s and whose deposits are insured by the FDIC or (ii) that is approved by Lender.

“Embargoed Person” means any Person subject to trade restrictions under any Federal Trade Embargo.

“Engineering Report” means a structural and seismic engineering report or reports (including a “probable maximum loss” calculation, if applicable) with respect to the Property prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.

“Environmental Indemnity” means that certain Amended and Restated Environmental Indemnity Agreement executed by Borrower and Sponsor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare or (v) the liability for or costs of other actual or threatened danger to health or the environment.  The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-13 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA or Section 412 of the Code, under Section 414(m) or (o) of the Code.

“Event of Default” has the meaning set forth in Section 7.1.

“Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.8(a).

“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.

“Exculpated Person” means each Person that is an affiliate, equityholder, beneficiary, trustee, member, officer, director, agent, manager, independent manager, employee or partner of Borrower or Sponsor.

“Extension Debt Yield Test” means a test that is satisfied if Debt Yield for the Test Period then most recently ended is (i) with respect to the first Extension Term, no less than 8.5%, (ii) with respect to the second Extension Term, no less than 9.00%, and (iii) with respect to the third Extension Term, no less than 9.25%.

“Extension Term” has the meaning set forth in Section 1.1(d).

“FF&E” means furniture, fixtures and equipment used in connection with the Property.

“FF&E Reserve Account” has the meaning set forth in Section 3.5(a).

“Federal Trade Embargo” means any federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.

“Fiscal Quarter” means each 3-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower or Sponsor, as applicable, as Borrower or Sponsor, as applicable may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned.

“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower or Sponsor, as applicable, as Borrower or Sponsor, as applicable, may select from time to time with the prior consent of Lender, not to be unreasonably withheld, delayed or conditioned.

“Fitch” means Fitch, Inc. and its successors.

“Force Majeure” means a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppage, shortages of labor or materials or similar causes beyond the reasonable control of Borrower; provided that (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.

“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

“Form W-9” means Form W-9 (Request for Taxpayer Identification Number and Certification) of the Department of the Treasury of the United States of America, and any successor form.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

“Guaranty” means that certain guaranty, dated as of the Closing Date, executed by Sponsor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under the Property is prohibited or requires monitoring, investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Property that are used at the Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Property or in a Material Adverse Effect.

“IFRS” means International Financial Reporting Standards, consistently applied.

“Increased Costs” has the meaning set forth in Section 1.4(d).

“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs, Prepayment Fees, the Administrative Fee, late fees and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

“Indemnified Parties” has the meaning set forth in Section 9.17.

“Independent Director” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, Delaware Trust,  National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an affiliate of Borrower and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i)                                     a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company or any of its equityholders or affiliates (other than as an independent director or manager of an affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);

(ii)                                  a creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equityholders or affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such corporation or limited liability company or any of its equityholders or affiliates in the ordinary course of business);

(iii)                               a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)                              a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a Single-Purpose Entity affiliated with the corporation or limited liability company in question shall not be disqualified from serving as an Independent Director of such corporation or limited liability company, provided that the fees that such natural person earns from serving as Independent Director of affiliates of such corporation or limited liability company in any given year constitute in the aggregate less than five percent of such natural person’s annual income for that year.  The same natural persons may not serve as Independent Directors of a corporation or limited liability company and, at the same time, serve as Independent Directors of an equityholder or member of such corporation or limited liability company.

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over the Property, or any other body exercising similar functions.

“Interest Accrual Period” means each period from and including the 7th day of a calendar month through and including the 6th day of the immediately succeeding calendar month; provided that Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period.  Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.

“Interest Determination Date” means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

“Interest Rate” has the meaning set forth in Section 1.2(a).

“Interest Rate Cap Agreement” means an interest rate cap confirmation between an Acceptable Counterparty and Borrower, relating to the initial term of the Loan or any Extension Term, as applicable, in form and substance reasonably acceptable to Lender (together with an interest rate cap agreement and schedules relating thereto, which are consistent in form and substance with the terms set forth in such confirmation).

“KBRA” means Kroll Bond Rating Agency, Inc. and its successors.

“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests.

“Leasehold Pledgor” has the meaning set forth in Section 2.3(b)(viii).

“Leasing Commissions” means leasing commissions required to be paid by Borrower in connection with the leasing of space to Tenants at the Property pursuant to Leases entered into by Borrower in accordance herewith and payable in accordance with third-party/arms’-length written brokerage agreements or in accordance with the Approved Management Agreement, provided that the commissions payable pursuant thereto are commercially reasonable based upon the then current brokerage market for property of a similar type and quality to the Property in the geographic market in which the Property is located (or, in the case of leasing commissions payable pursuant to an Approved Management Agreement, not in excess of the leasing commissions set forth in such Approved Management Agreement as of the Closing Date).

“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting Borrower, Sponsor, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.

“Lender 80% Determination” means a determination by Lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a valuation method satisfactory to Lender, the fair market value of the Property securing the Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Code) is at least 80% of the Loan’s adjusted issue price within the meaning of the Code.

“LIBOR” means the rate per annum calculated as set forth below:

(i)                                     On each Interest Determination Date, LIBOR for the applicable period will be the rate for deposits in United States dollars for a one-month period which appears as the London interbank offered rate on the display designated as “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as the London interbank offered rate as of 11:00 a.m., London time, on such date.

(ii)                                  With respect to an Interest Determination Date on which no such rate appears as the London interbank offered rate on “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as described above, LIBOR for the applicable period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period (each a “Reference Bank Rate”).  Lender shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate.  If at least two such quotations are provided, LIBOR for such period will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, LIBOR for such period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lender, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a one-month period.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

“LIBOR Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, restrictive covenant, easement, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

“Loan” has the meaning set forth in Section 1.1(a).

“Loan Amount” means $120,000,000.

“Loan Documents” means this Agreement, the Note, the Mortgage (and related financing statements), the Environmental Indemnity, the Nondisturbance Agreement, the Cooperation Agreement, the Guaranty, each Assignment of Interest Rate Cap Agreement and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above or hereafter entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, extended, renewed, supplemented or otherwise modified from time to time in accordance herewith.

“Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of the Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).

“Manager Termination Event” has the meaning set forth in Section 5.10(d).

“Management Assumption” has the meaning set forth in Section 2.3(b)(iv).

“Management Document” has the meaning set forth in Section 2.3(b)(xi).

“Major Lease” means any Lease that (i) when aggregated with all other Leases at the Property with the same Tenant (or affiliated Tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, is expected to cover more than 3,500 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an affiliate of Borrower as Tenant, or (iv) is entered into during the continuance of an Event of Default.

“Material Adverse Effect” means a material adverse effect upon (i) Borrower’s title to the Property, (ii) the ability of the Property to generate net cash flow sufficient to service the Loan, (iii) the ability of Borrower or Sponsor to perform any material provision of any Loan Document, (iv) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by the Mortgage and the other Loan Documents, or (v) the value, use or enjoyment of the Property or the operation or occupancy thereof.

“Material Agreements” means each contract and agreement (other than the Approved Management Agreement or any Leases) relating to the Property, or otherwise imposing obligations on Borrower, that (i) is for a term of longer than twelve months or under which Borrower would have the obligation to pay more than $100,000 per annum, unless in either case such contract or agreement can be terminated by Borrower without cause upon 90 days’ notice or less without payment of a termination fee, or (ii) that would cause the aggregate amount payable under all contracts and agreements with an affiliate of Borrower to exceed more than $100,000 per annum.

“Material Alteration” means any Alteration to be performed by or on behalf of Borrower at the Property that (a) is reasonably expected to result in a Material Adverse Effect, (b) is reasonably expected to cost in excess of the Threshold Amount, as determined by an independent architect or contractor (except for Alterations in connection with (i) Tenant Improvements under and pursuant to Leases existing as of the Closing Date (pursuant to the terms thereof in existence as of the Closing Date) or Leases thereafter entered into in accordance with this Agreement, and (ii) the restoration of the Property following a Casualty or Condemnation in accordance with this Agreement), or (c) is reasonably expected to cause more than 10% of guest rooms at the Property to be removed from the reservation pool for more than 10 days.

“Maturity Date” means the Payment Date in April, 2019, as same may be extended in accordance with Section 1.1(d), or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“Merry Way Pledge” means a pledge by Ravipan Jaruthavee of equity interests in Merry Way Investments Limited, a British Virgin Island corporation, to an institutional lender in an amount not representing in the aggregate with any other Merry Way Pledges more than 10% of the indirect equity interests in, or the right to 10% of the distributions from, Borrower, provided that the requirements of Section 2.2 are satisfied as of the time of any foreclosure thereon.

“Mezzanine Lender” means any holder of a Mezzanine Loan.

“Mezzanine Loan” means any portion of the Loan that is hereafter recast as a mezzanine loan pursuant to the terms of the Cooperation Agreement.

“Minimum Balance” has the meaning set forth in Section 3.2(a).

“Monthly FF&E Reserve Amount” means, with respect to each Payment Date, an amount equal to (i) 4% times (ii) the Operating Income of the Property for the calendar month ending two months prior to the calendar month in which such Payment Date occurs.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Morningstar” means Morningstar Credit Ratings, LLC or its applicable affiliate, and its successors.

“Mortgage” means that certain Amended and Restated Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing encumbering the Property executed by Borrower as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“New Manager Loan Documents” has the meaning set forth in Section 2.3(b)(xi).

“Net Operating Income” means, with respect to any Test Period, Operating Income for such Test Period minus Operating Expenses for such Test Period.

“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.

“Nondisturbance Agreement” means that certain Subordination, Nondisturbance and Attornment Agreement, dated the Closing Date, by and among Lender, Borrower and Approved Property Manager, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note(s)” means that certain Amended and Restated Promissory Note, dated as of the Closing Date, made by Borrower to Lender to evidence the Loan, as such note may be replaced by multiple Notes or divided into multiple Note Components in accordance with Section 1.1(c) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note Component” has the meaning set forth in Section 1.1(c).

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List currently is accessible at http://www.treasury.gov/ofac/downloads/t11sdn.pdf.

“Officer’s Certificate” means a certificate delivered to Lender that is signed by an authorized officer of Borrower and certifies the information therein to the best of such officer’s knowledge.

“Operating Expenses” means, for any period, (x) all operating, renting, administrative, management, legal and other ordinary expenses of Borrower and the Property during such period, determined in accordance with the Approved Accounting Method and reported in a manner consistent with the Uniform System of Accounts, (y) FF&E expenditures in a deemed amount equal to the greater of the actual FF&E expenditures during such period and 4% of Operating Income during such period (for the avoidance of doubt, actual FF&E expenditures shall not be deemed to include deposits paid into the FF&E Reserve Account but shall include amounts remitted therefrom), and (z) management fees in a deemed amount equal to the greater of the actual management fees that were payable during such period under the Approved Management Agreement and 4% of Operating Income during such period; but excluding (i) depreciation, amortization or other non-cash items, (ii) interest, principal, Administrative Fees or any other sums due and owing with respect to the Loan or any Mezzanine Loan, (iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures, (v) equity distributions, and (vi) extraordinary or non-recurring items (unless otherwise determined by Lender).

“Operating Income” means, for any period, all operating income from the Property during such period, determined in accordance with the Approved Accounting Method (but without straight-lining of rents) and reported in a manner consistent with the Uniform System of Accounts, other than (i) Loss Proceeds (but Operating Income will include business interruption and rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease that is not a Qualifying Lease, (iii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (iv) any interest income from any source, (v) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (vi) any proceeds resulting from the Transfer of all or any portion of the Collateral, (vii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (viii) Termination Fees, and (ix) any other extraordinary or non-recurring items.

“Operating Lease” has the meaning set forth in Section 2.3(b)(iii)

“Operating Lessee” has the meaning set forth in Section 2.3(b)(ii)

“Operating Plan” has the meaning set forth in Section 5.17.

“Owner Account” means an account owned and controlled by Borrower and identified to Lender from time to time.

“PACE Debt” means any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE loans”.  For avoidance of doubt, PACE Debt is not Permitted Debt and Liens securing PACE Debt are not Permitted Encumbrances.

“Par Prepayment Date” means the Payment Date occurring in October 2018.

“Participation” has the meaning set forth in Section 9.7(b).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001), as amended from time to time.

“Payment Date” means, with respect to each Interest Accrual Period, the first day of the calendar month in which such Interest Accrual Period ends; provided that Lender shall have the right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made.  Whenever a Payment Date is not a Business Day, the entire amount that would have been due and payable on such Payment Date shall instead be due and payable on the immediately preceding Business Day.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Property (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Property).

“Permitted Debt” means:

(i)                                     the Indebtedness;

(ii)                                  Taxes and utility charges not yet delinquent;

(iii)                               tenant allowances and Capital Expenditure costs required under Leases or otherwise permitted to be incurred under the Loan Documents that are paid on or prior to the date when due;

(iv)                              Trade Payables not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of Borrower’s ownership and operation of the Property, in amounts reasonable and customary for similar properties and not exceeding 3.0% of the Loan Amount;

(v)                                 financing leases in connection with the financing of equipment, vehicles and other personal property used on or in connection with the Property, the removal of which would not materially damage any of the improvements thereon or materially impair the value of such improvements, in each case incurred in the ordinary course of operating the Property and not evidenced by a note or secured by property other than the item of equipment, vehicles, or personal property so financed, provided that the aggregate obligations under such financing leases shall not exceed $500,000 and all amounts owed thereunder are paid when due; and

(vi)                              Taxes that are being contested by appropriate action or proceeding, provided that and for so long as (a) such contest is promptly initiated and continuously conducted in good faith and suspends collection of the amount in dispute, (b) such contest could not reasonably be expected to result in a Material Adverse Effect, and there is no imminent risk of foreclosure, (c) Borrower shall provide Lender with regular updates regarding the status of such contest, and (d) Borrower shall have reserved the contested amount with Lender as additional collateral for the Loan, for appropriate application by Lender upon resolution of the dispute.

“Permitted Encumbrances” means:

(i)                                     the Liens created by the Loan Documents;

(ii)                                  all Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policy;

(iii)                               Liens, if any, for Taxes not yet delinquent;

(iv)                              mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being diligently contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further that either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the Title Insurance Policy within 30 days of its creation, or (b) Borrower deposits with Lender, by the expiration of such 30-day period, an amount that at all times equals at least 150% of the dollar amount of such Lien (including any increases thereto from time to time) or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien;

(v)                                 rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement;

(vi)                              any Liens with respect to financing leases in connection with the financing of equipment and vehicles and other personal property used on or in connection with the Property to the extent permitted under clause (v) of the defined term “Permitted Debt”; and

(vii)                           all laws, ordinances, rules and regulations of any government agency, department or instrumentality having jurisdiction over the Property (but without limiting any representation, warranty or covenant in the Loan Documents with respect to compliance with the foregoing).

“Permitted Investments” means the following, subject to the qualifications hereinafter set forth:

(i)                                     direct obligations of, or obligations fully and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;

(ii)                                  federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months A1 by Moody’s) and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

(iii)                               deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

(iv)                              commercial paper rated A–1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months A1 by Moody’s) by each of the Rating Agencies and having a maturity of not more than 90 days;

(v)                                 any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of AAAm or AAAm-G from S&P, Aaa(mf) by Moody’s and the highest rating obtainable from Fitch; and

(vi)                              such other investments that are approved by Lender.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities that exceed the time periods set forth above; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.  Interest on Permitted Investments may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.  No Permitted Investments shall require a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity.  Except as expressly provided for above, all Permitted Investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a “multiemployer plan” as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code.

“Plan Assets” has the meaning set forth in Section 3(42) of ERISA and 29 C.F.R. Section 2510.3-101.

“Policies” has the meaning set forth in Section 5.15(b).

“Prepayment Fee” means, with respect to any prepayment received by Lender prior to the Par Prepayment Date, an amount equal to the greater of (i) 1% of the principal amount prepaid and (ii) the Yield Maintenance Premium.

“Prime Rate” means the greater of (x) 0.20% (20 basis points) or (y) “prime rate” published in the “Money Rates” section of The Wall Street Journal.  If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes the “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” means, in connection with any conversion of the Loan to a Prime Rate Loan, the difference between (a) the per annum interest rate payable hereunder in respect of a LIBOR Loan, determined as of the Interest Determination Date for which LIBOR was last available, minus (b) the Prime Rate on such Interest Determination Date; provided, however, that if such difference is a negative number, then the Prime Rate Spread shall be zero.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Prohibited Change of Control” means the occurrence of any or all of the following:  (i) the failure of Borrower to be Controlled by Stephane De Baets, (ii) the failure of Stephane De Baets to own, directly or indirectly, at least 10% of the equity interests in, and the right to at least 10% of the distributions from, Borrower, or (iii) the failure of Stephane De Baets and Ravipan Jaruthavee to own collectively, directly or indirectly, at least 51% of the equity interests in, and the right to at least 51% of the distributions from, Borrower.  For the avoidance of doubt, “Prohibited Change of Control” shall exclude, in any instance and for any purpose, any of the foregoing events resulting from any foreclosure or any acceptance of a deed-in-lieu of foreclosure by Mezzanine Lender on the collateral securing any Mezzanine Loan or the exercise by Mezzanine Lender of its rights and/or remedies under the Mezzanine Loan.

“Prohibited Pledge” has the meaning set forth in Section 7.1(f).

“Property” means the real property described on Schedule A, together with all buildings and other improvements thereon and all personal property appurtenant thereto.

“PUD Documents” means that certain Planned Unit Development/Subdivision Agreement with City of Aspen recorded October 3, 1988 in Book 574 at Page 792; recorded August 15, 1990 in Book 627 at Page 457; recorded September 23, 1992 in Book 689 at Page 317; recorded January 7, 1993 in Book 699 at Page 978; recorded February 9, 1993 in Book 703 at Page 221; recorded January 20, 2004 as Reception No. 493607, that certain PUD Map recorded January 20, 2004 as Reception No. 493606, that certain Planned Unit Development/Subdivision Agreement recorded January 15, 1998 as Reception No. 412581, and all matters shown on the plats recorded October 3, 1988 in Plat Book 21 at Page 35; Amendments recorded July 1, 1989 in Plat Book 22 at Page 85; recorded December 28, 1990 in Plat Book 25 at Page 49; recorded October l, 1992 in Plat Book 29 at Page 71 and recorded February 9, 1993 in Plat Book 30 at Page 65, as the same may be amended, modified, replaced, restated and/or supplemented from time to time.

“Qualified REIT” means a REIT that is (i) Controlled by Stephane De Baets, (ii) in which Stephane De Baets owns, directly or indirectly, at least 10% of the equity interests and the right to at least 10% of the distributions, and (iii) in which Stephane De Baets and Ravipan Jaruthavee own collectively, directly or indirectly, at least 51% of the equity interests and the right to at least 51% of the distributions.

“Qualifying Lease” means a Lease to a Tenant that is in occupancy at the Property, open for business at the Property, not in default under its Lease and not the subject of a bankruptcy or similar insolvency proceedings (unless such Tenant has assumed such Lease in bankruptcy).

“Rating Agency” means each of S&P, Moody’s, Fitch, DBRS, Morningstar and KBRA, or any other nationally-recognized statistical rating agency that has been designated by Lender.

“Reference Banks” means four major banks in the London interbank market selected by Lender.

“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“REIT” means a Person that is or elects to be a real estate investment trust for U.S. federal income tax purposes.

“REIT IPO” has the meaning set forth in Section 2.3(c).

“REIT Restructuring” has the meaning set forth in Section 2.3(b).

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), and “Released” has the meaning correlative thereto.

“Remediation” shall have the meaning set forth in the Environmental Indemnity.

“REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Code.

“Rent Roll” has the meaning set forth in Section 4.14(a).

“Restaurant Lease” means that certain lease, dated as of April 3, 2013, between Borrower, as landlord, and Chefs Club Aspen Inc., as tenant, as the same may be amended, modified, replaced, restated and/or supplemented from time to time in accordance herewith.

“Revenues” means all rents (including percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents (including all Termination Fees), royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan.  If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.

“Single-Purpose Entity” means a Person that:

(a)                                 was formed under the laws of the State of Delaware solely for the purpose of owning, financing, leasing, operating, maintaining, holding an ownership interest in the Property and otherwise dealing with the Property;

(b)                                 does not engage in any business unrelated to the Property;

(c)                                  does not own any assets in contravention of clause (a) above;

(d)                                 does not have any Debt other than Permitted Debt;

(e)                                  maintains books, accounts, records, financial statements, stationery bearing its own name, invoices and checks bearing its own name that are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with the Approved Accounting Method; provided that any such consolidated financial statements will contain a note indicating that such Person’s separate assets and credit are not available to pay the debts of its Affiliates and that such Person’s liabilities do not constitute obligations of the consolidated entity);

(f)                                   complies with all provisions of the organizational documents of such Person as of the Closing Date;

(g)                                  holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person;

(h)                                 conducts its business in its own name;

(i)                                     exercises reasonable efforts to correct any misunderstanding actually known to it regarding its separate identity, maintains an arms’-length relationship with its affiliates and only enters into a contract or agreement with an affiliate or equityholder upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms’-length basis with unaffiliated third parties, other than the Condominium Documents, the Restaurant Lease and the PUD Documents;

(j)                                    to the extent funds are available, pays its own liabilities out of its own funds, including the salaries of its own employees, if any (provided that the foregoing shall not require such Person’s equityholders to make any additional capital contributions to such Person) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate;

(k)                                 conducts its business so that the assumptions made with respect to it that are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects;

(l)                                     maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(m)                             observes all applicable entity-level formalities in all material respects;

(n)                                 does not commingle its assets with those of any other Person, and holds its assets in its own name;

(o)                                 does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others;

(p)                                 does not acquire obligations or securities of its direct or indirect equityholders;

(q)                                 except as contemplated in clause (v) of the definition of “Permitted Debt”, does not pledge its assets for the benefit of any Person (other than Lender) and does not make any loans or advances to any other Person;

(r)                                    maintains adequate capital in light of its contemplated business operations (provided that the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person);

(s)                                   has two Independent Directors on its board of directors, and has organizational documents that (i) provide that the Independent Directors shall consider only the interests of Borrower, including its creditors, and shall have no fiduciary duties to Borrower’s equityholders (except to the extent of their respective interests in Borrower), and (ii) prohibit the replacement of any Independent Director without Cause and without giving at least two Business Days’ prior written notice to Lender and the Rating Agencies (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”);

(t)                                    if such entity is a limited liability company, has organizational documents that provide that upon the occurrence of any event (other than a permitted equity transfer) that causes it to have no member while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as its sole member and shall preserve and continue its existence without dissolution;

(u)                                 files its own tax returns separate from those of any other Person, except to the extent it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pays any taxes required to be paid under applicable law only from its own funds; and

(v)                                 has by-laws or an operating agreement, or in the case of a corporation, has a certificate of incorporation, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i)                                   the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets;

(ii)                                the engagement by such Person in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the Property and activities incidental thereto;

(iii)                             the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person, admitting in writing such Person’s inability to pay its debts generally as they become due, or the taking of any action in furtherance of any of the foregoing, in each case, in respect of itself, without the affirmative vote of both of its Independent Directors; and

(iv)                            any amendment or modification of any provision of its organizational documents relating to qualification as a “Single-Purpose Entity”.

“Smith Travel Reports” means a “STAR Program Report” with respect to the Property prepared by Smith Travel Research, Inc.

“Sponsor” means, collectively, jointly and severally, Stephane De Baets and ER Merry Way LP, a Delaware limited partnership.

“Spread” means:

(i)                                     initially, 4.55%; and

(ii)                                  following the bifurcation of the Note into multiple Note Components pursuant to Section 1.1(c), the weighted average of the Component Spreads of such Note Components at the time of determination, weighted on the basis of the corresponding outstanding principal balances of such Note Components at the time of determination (the weighted average shall equal the percentage set forth in clause (i) of this definition of “Spread” except as described in Section 1.1(c)).

“Starwood Hotels” means Sheraton Operating Corporation, a Delaware corporation, operating under the St. Regis brand.

“Strike Rate” means 3% or, with respect to an Interest Rate Cap Agreement delivered in connection with an Extension Term, a number expressed as a percentage that, when added to the Spread (the sum of such percentage and the Spread, the “Capped Rate”), would result in a DSCR of 1.30x for the most recently ended Test Period.

“Successor Borrower” means a Single-Purpose Entity 100% of the interests in which are owned, directly or indirectly, by a Qualified REIT.

“Survey” means current land title survey of the Property, certified to Borrower, the title company issuing the Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Property or Borrower with respect to the Property or rents therefrom or that may become Liens upon the Property, without deduction for any amounts reimbursable to Borrower by third parties.

“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant that are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.

“Test Period” means each 12-month period ending on the last day of a calendar month (regardless of whether the commencement of such 12-month period preceded the Closing Date).

“Threshold Amount” means an amount equal to 5.0% of the Loan Amount.

“Title Insurance Policy” means an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction, in form and substance reasonably satisfactory to Lender.

“Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course and that would under the Approved Accounting Method be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Property or Borrower and the capitalized amount of any ordinary-course financing leases.

“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.

“Transfer” means the sale or other whole or partial conveyance of all or any portion of the Collateral or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer; except that the conveyance of a space lease at the Property in accordance herewith and any foreclosure of any Mezzanine Loan or the exercise by Mezzanine Lender of its rights and/or remedies with respect to the Mezzanine Loan shall not constitute a Transfer.

“Trigger Debt Yield” means a Debt Yield of (i) 8.00% during the initial Term, (ii) 8.50% during the first Extension Term, (iii) 9.00% during the second Extension Term and (iv) 9.25% during the third Extension Term.

 “Trigger Period” means (A) any period from (i) the conclusion of any Test Period ending on the last day of a Fiscal Quarter during which Test Period the Debt Yield is less than the applicable Trigger Debt Yield, to (ii) the conclusion of the second of any two Test Periods ending in consecutive Fiscal Quarters thereafter during each of which Test Periods the Debt Yield equals or is greater than the applicable Trigger Debt Yield (and if the financial reports required under Sections 5.12 and 5.13 are not delivered to Lender as and when required hereunder, a Trigger Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing), (B) any period during the continuance of a Manager Termination Event, and (C) any period during the continuance of an event of default under any Mezzanine Loan.

“TRS Entity” has the meaning set forth in Section 2.3(b)(vii).

“Uniform System of Accounts” means the “Uniform System of Accounts for the Lodging Industry” published by The Financial Management Committee of the American Hotel and Lodging Association, in its most current edition.

“Unrestricted Shares” has the meaning set forth in Section 2.3(c).

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“U.S. GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

“Waste” means any material physical abuse or destructive physical use (whether by action or inaction) of the Property.

“Yield Maintenance Premium” means, with respect to any repayment or prepayment of the Loan prior to the Par Prepayment Date, an amount equal to the product of (i) the principal amount so repaid, times (ii) the Spread, times (iii) 1/360, times (iv) the number of days from (but excluding) the conclusion of the Interest Accrual Period in which such repayment or prepayment is made through and including the earlier of the following dates: (a) the Par Prepayment Date, and (b) if Borrower refinances the Loan with Lender, the Payment Date in July 2018.

(b)                                 Rules of Construction.  Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) unless otherwise indicated, all references to “this Section” shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection or such Section, (vii) the use of the phrases “an Event of Default exists”, “during the continuance of an Event of Default” or similar phrases in the Loan Documents shall not be deemed to grant Borrower any right to cure an Event of Default, and each Event of Default shall continue unless and until the same is waived by Lender in writing in accordance with the requirements of the Loan Documents, and (viii) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document.  Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with the Approved Accounting Method, as the same may be modified in this Agreement.

ARTICLE I

GENERAL TERMS

Section 1.1.                                 The Loan; Term.

(a)                                 The outstanding principal balance of the Loan immediately prior to the Closing Date was $100,000,000.  On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make an additional and final advance to Borrower in an amount equal to $20,000,000, with the result that the outstanding principal balance of the Loan shall be $120,000,000.  The Loan, as so increased, shall initially be represented by a single Note that shall bear interest as described in this Agreement at a per annum rate as provided in Section 1.2(a).  Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

(b)                                 The Loan shall be secured by the Collateral pursuant to the Mortgage and the other Loan Documents.

(c)                                  Upon written notice from Lender to Borrower, the Note will be deemed to have been subdivided into multiple components (“Note Components”).  Each Note Component shall have such notional balance as Lender shall specify in such notice and an interest rate equal to the sum of LIBOR plus such amount as Lender shall specify in such notice (“Component Spread”), provided that the sum of the principal balances of all Note Components shall equal the then-current Principal Indebtedness, and the weighted average of the Component Spreads, weighted on the basis of their respective principal balances, shall equal the percentage set forth in clause (i) of the definition of “Spread” (except following repayments of principal during the continuance of an Event of Default or as a result of a Casualty or Condemnation, as described in Section 2.1(b)(i)).  Borrower shall be treated as the obligor with respect to each of the Note Components, and Borrower acknowledges that each Note Component may be individually beneficially owned by a separate Person.  The Note Components need not be represented by separate physical Notes, but if requested by Lender, each Note Component shall be represented by a separate physical Note, in which case Borrower shall execute and return to Lender each such Note promptly following Borrower’s receipt of an execution copy thereof.  Voluntary and involuntary prepayments of principal on the Loan shall be applied to the Notes or Note Components as Lender shall determine, provided that, except with respect to amounts applied toward principal during the continuance of an Event of Default or as a result of a Casualty or Condemnation, no such allocation of principal to the Notes or Note Components shall have the effect of increasing the weighted average of the Component Spreads, weighted on the basis of their respective principal balances, which shall equal the percentage set forth in clause (i) of the definition of “Spread” (but amounts applied toward principal during the continuance of an Event of Default or as a result of a Casualty or Condemnation may increase the weighted average of the Component Spreads, with the result that the Interest Rate might increase).

(d)                                 Borrower shall have three successive options to extend the scheduled Maturity Date of the Loan to the Payment Date in the month containing the one-year anniversary of the Maturity Date as theretofore in effect (the period of each such extension, an “Extension Term”), provided that, as a condition to each Extension Term (i) Borrower shall deliver to

Lender written notice of such extension at least 30 and not more than 90 days prior to the Maturity Date as theretofore in effect; (ii) no Event of Default shall be continuing on either the date of such notice or the Maturity Date as theretofore in effect; (iii) Borrower shall have obtained an Interest Rate Cap Agreement for the applicable Extension Term and collaterally assigned such Interest Rate Cap Agreement to Lender pursuant to an Assignment of Interest Rate Cap Agreement; (iv) Borrower shall have paid in respect of such Extension Term an extension fee in an amount equal to 0.25% of the Principal Indebtedness; (v) the Extension Debt Yield Test shall have been satisfied; and (vi) Borrower shall have reimbursed Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with such extension.  If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate.  Borrower shall have the right to prepay a portion of the Loan in accordance with Section 2.1 if and to the extent required to satisfy the Extension Debt Yield Test.

Section 1.2.                                 Interest and Principal.

(a)                                 On each Payment Date, Borrower shall pay interest on the Principal Indebtedness for the applicable Interest Accrual Period at a rate per annum (the “Interest Rate”) equal to the sum of the Spread plus the greater of (x) 0.99% (99 basis points) or (y) LIBOR, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period (except that at any time that the Loan is a Prime Rate Loan, such rate per annum shall be the sum of the Prime Rate, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period, plus the Prime Rate Spread; and in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default).  As of the Closing Date, the Loan is a LIBOR Loan, and except as provided in Section 1.2(d), the Loan shall at all times be a LIBOR Loan.  On each Payment Date, Borrower shall additionally pay to Lender an administrative fee (the “Administrative Fee”) that shall be calculated in respect of each interest accrual period in the same manner as interest hereunder, at a rate per annum equal to 0.05% (5 basis points) of the Principal Indebtedness, computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.  The Administrative Fee shall start to accrue on the Closing Date and shall be payable in arrears on each Payment Date until the Loan is repaid in full in accordance herewith.  For avoidance of doubt, the Administrative Fee shall be paid in the same manner and amount, and at the same times, as if it were a 5 basis point increase in the Interest Rate.

Notwithstanding the foregoing, on the Closing Date, Borrower shall pay interest and the Administrative Fee from and including the Closing Date through the end of the first Interest Accrual Period, in lieu of making such payment on the first Payment Date following the Closing Date (unless the Closing Date falls on a Payment Date, in which case, no interest or Administrative Fee will be collected on the Closing Date, and Borrower shall make the payment required pursuant to this Section commencing on the first Payment Date following the Closing Date).

(b)                                 No prepayments of the Loan shall be permitted except for (i) prepayments made pursuant to Section 2.1 (including any prepayment under Section 1.1(d) in accordance with Section 2.1) (ii) prepayments resulting from Casualty or Condemnation as described in

Section 5.16.  The entire outstanding Principal Indebtedness, together with all interest thereon through the end of the Interest Accrual Period in which the Maturity Date falls (calculated as if such Principal Indebtedness were outstanding for the entire Interest Accrual Period) and all other amounts then due under the Loan Documents shall be due and payable by Borrower to Lender on the Maturity Date.

(c)                                  Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, in the case of all payments due hereunder other than the repayment of the Principal Indebtedness on the Maturity Date, when paid shall be accompanied by a late fee in an amount equal to the lesser of five percent of such unpaid sum and the maximum amount permitted by applicable law (provided that such late fee shall not be imposed upon payments made within five (5) Business Days of the due date therefor), in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

(d)                                 In the event that Lender shall determine that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR in accordance with the definition thereof, then the Loan shall be converted to a Prime Rate Loan effective as of the commencement of the Interest Accrual Period following the date of such determination, and Lender shall give notice thereof to Borrower by telephone at least three Business Days prior to the applicable Interest Determination Date (which notice shall thereafter be promptly confirmed by Lender in writing).  If, pursuant to this Section, any portion of the Loan has been converted to a Prime Rate Loan and Lender thereafter determines that the events or circumstances that resulted in such conversion are no longer applicable, the Loan shall be converted to a LIBOR Loan effective as of the commencement of the Interest Accrual Period following the date of such determination, and Lender shall give notice thereof to Borrower by telephone at least three Business Days prior to the applicable Interest Determination Date (which notice shall thereafter be promptly confirmed by Lender in writing).  Borrower shall pay to Lender, promptly following demand, any additional amounts necessary to compensate Lender for any reasonable out-of-pocket costs incurred by Lender in making any conversion in accordance with this Section, including interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder.  In the event the Note has been divided into multiple Notes or Note Components pursuant to Section 1.1(c), upon any conversion of the Loan pursuant to this Section, the interest rates applicable to such Notes or Note Components shall be proportionately adjusted to reflect such conversion.  Except as provided in this Section, the Loan shall at all times be a LIBOR Loan.  In no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.

(e)                                  If all or any portion of the Principal Indebtedness is paid to Lender prior to the Par Prepayment Date following acceleration of the Loan (except as a result of a Casualty or Condemnation), Borrower shall pay to Lender an amount equal to the applicable Prepayment Fee.  Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of the Prepayment Fee, with the result that the Prepayment Fee shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Prepayment Fee until the remainder of the Indebtedness shall have been paid in full.  Borrower acknowledges that (i) a prepayment prior to the Par Prepayment Date will cause damage to Lender; (ii) the Prepayment Fee is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid prior to the Par Prepayment Date; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment prior to the Par Prepayment Date; and (iv) the Prepayment Fee represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment or repayment and is not a penalty.

Section 1.3.                                 Method and Place of Payment.  Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(c)) shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender.  Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day.  Lender shall notify Borrower in writing of any changes in the account to which payments are to be made.  If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(b)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.  Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.

Section 1.4.                                 Taxes; Regulatory Change.

(a)                                 Borrower shall indemnify Lender and hold Lender harmless from and  against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents; provided that such indemnification obligation shall not include any prohibited transaction excise tax or other penalties arising from Lender’s use of Plan Assets to fund (initially or through participation, assignment, transfer or securitization) any portion of the Loan.

(b)                                 Reasonably promptly following Borrower’s request, the initial Lender shall complete and deliver to Borrower a duly executed Form W-9 certifying that it is not subject to backup withholding.  If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any Borrower Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to the Lender and each Person to whom there has been an Assignment or Participation of a Loan such additional amounts as are necessary in order that the net payment of any amount due hereunder, after deduction for or withholding in respect of any Borrower Tax imposed with respect to such payment, will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply

(i) to any net income or franchise taxes imposed by the jurisdiction under the laws of which the Lender is organized, has its principal place of business or where its applicable lending office is located, (ii) with respect to any amount of U.S. Tax in effect and applicable to payments to the Lender on the date of this Agreement (or, for payments made under this Agreement to any Person  to whom there has been an Assignment or Participation, with respect to any amount of U.S. Tax imposed by any law in effect and applicable to payments to such Person on the date of such Assignment or Participation), or (iii) to any amount of Borrower Taxes imposed solely by reason of the failure by an assignee to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such Borrower Taxes.   If Borrower shall fail to pay any Borrower Taxes or other amounts that Borrower is required to pay pursuant to this Section, and Lender or any Person to whom there has been an Assignment or Participation of a Loan pays the same, Borrower shall reimburse Lender or such Person promptly following written demand therefor in the currency in which such Borrower Taxes or other amounts are paid, whether or not such Borrower Taxes were correctly or legally asserted, together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum equal to the Default Rate.

(c)                                  Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall, upon receipt of written request from Lender, deliver to Lender satisfactory evidence of such deduction, withholding or payment (as the case may be).

(d)                                 If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any holder of all or a portion of the Loan is imposed, modified or deemed applicable and the result is to increase the cost to such Lender or such holder of making or holding the Loan, or to reduce the amount receivable by Lender or such holder hereunder in respect of any portion of the Loan by an amount deemed by Lender or such holder to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such holder upon Lender’s or such holder’s request such additional amount or amounts as will compensate Lender and/or such holder for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan.  Lender will notify Borrower in writing of any event occurring after the Closing Date that will entitle Lender or any holder of the Loan to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  If such Lender shall fail to notify Borrower of any such event within 6 months following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the date that is 6 months prior to the date upon which such Lender actually notified Borrower of the occurrence of such event; provided, however, Borrower shall not be liable for any interest or late fees with respect to the Increased Costs attributable to Lender’s delay in requesting payment from Borrower.  Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any holder of the Loan for any portion of the income or franchise taxes of Lender or such holder, whether or not attributable to payments made by Borrower.  If a Lender requests compensation under this Section, Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.

Section 1.5.                                 Interest Rate Cap Agreements.

(a)                                 On or prior to the Closing Date, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with the initial term of the Loan and have a notional amount that is at all times not less than the Principal Indebtedness.  Any initial Interest Rate Cap Agreement shall have a strike rate equal to or less than the Strike Rate.

(b)                                 If Borrower exercises any of its options to extend the term of the Loan pursuant to Section 1.1(d), on or prior to the commencement of the applicable Extension Term, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement having (x) a term coterminous with such Extension Term, (y) a notional amount at least equal to the Principal Indebtedness as of the first day of such Extension Term, and (z) a strike rate equal to or less than the Strike Rate.

(c)                                  Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such Collateral Assignment of Interest Rate Cap Agreement).

(d)                                 Borrower shall comply with all of its obligations under the terms and provisions of each Interest Rate Cap Agreement.  All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Cash Management Account.  Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(e)                                  If, at any time during the term of the Loan, the counterparty to the Interest Rate Cap Agreement then in effect ceases to be an Acceptable Counterparty and thereafter fails to abide by the requirements set forth in such Interest Rate Cap Agreement with respect to ratings downgrades, then within 10 Business Days following written request from Lender, Borrower shall obtain a replacement Interest Rate Cap Agreement satisfying the requirements set forth in paragraph (a) or (b) above, as applicable, with a counterparty that is an Acceptable Counterparty.

(f)                                   At Closing and at any time that Borrower obtains a replacement Interest Rate Cap Agreement pursuant to this Section, Borrower shall deliver to Lender a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) in form and substance satisfactory to Lender.

Section 1.6.                                 Release.  Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender and Borrower, which, at Borrower’s election and at Borrower’s sole cost and expense, either (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower.  Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind.

ARTICLE II

VOLUNTARY PREPAYMENT; TRANSFERS

Section 2.1.                                 Voluntary Prepayment.

(a)                                 Borrower shall have the right, at its option, upon 30 days’ prior written notice to Lender, to prepay the Loan in whole but not in part (except to the extent necessary to meet the Extension Debt Yield Test or to terminate a Trigger Period) at any time, provided that (i) if such prepayment is made prior to the Par Prepayment Date, Borrower shall pay to Lender simultaneously with such prepayment the applicable Prepayment Fee (a prepayment after the Par Prepayment Date shall not require payment of any Prepayment Fee or prepayment premium), (ii) if there is a Mezzanine Loan, then there is a simultaneous and pro-rata prepayment thereof, with the result that the ratio of the Principal Indebtedness to the indebtedness under the Mezzanine Loan remains unchanged, and (iii) no Prepayment Fee shall be required with respect to the first $5,000,000 of the aggregate prepayments of the Loan that are made to terminate a Trigger Period.  Each such prepayment that is made on a Payment Date shall be accompanied by all interest and Administrative Fee that would otherwise have been due on the amount being prepaid on such Payment Date had the prepayment not occurred, and each such prepayment that is not made on a Payment Date shall be accompanied by all interest and Administrative Fee that would have been due on the next succeeding Payment Date had the prepayment not occurred.  Following any such prepayment, Borrower may release or transfer, free and clear of the Lien of the Loan Documents, a portion of the notional amount of the Interest Rate Cap Agreement equal to the amount of such prepayment.  Any partial prepayment shall be applied to the last payments of principal due under the Loan.  Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days’ written notice to Lender (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission).

(b)                                 If the Note has been bifurcated into multiple Note Components pursuant to Section 1.1(c):

(i)                                     all prepayments of the Loan, including repayments of principal during the continuance of an Event of Default or as a result of a Casualty or Condemnation (but excluding voluntary prepayments or prepayments to the extent necessary to meet the

Extension Debt Yield Test or to terminate a Trigger Period, in each case if and to the extent permitted hereunder) shall be applied to the Note Components in ascending order of interest rate (i.e., first to the Note Component with the lowest Component Spread until its outstanding principal balance has been reduced to zero, then to the Note Component with the second lowest Component Spread until its outstanding principal balance has been reduced to zero, and so on) or in such other order as Lender shall determine; and

(ii)                                  all voluntary prepayments of the Loan or prepayments to the extent necessary to meet the Extension Debt Yield Test or to terminate a Trigger Period, in each case if and to the extent permitted hereunder, shall be applied to the Note Components pro rata with the result that the ratio of the principal balance of each Note Component remains unchanged.

Section 2.2.                                 Transfers of Equity Interests in Borrower.

(a)                                 No direct equity interests in Borrower or Aspen International Co., Ltd., a Thai limited company, shall be conveyed or otherwise transferred to any Person under any circumstances, except in connection with the creation of one or more Mezzanine Loans subject to the requirements of the Cooperation Agreement.  Except as set forth in Section 2.3, no indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person, unless the following conditions are satisfied (in which case such indirect equity interests may be conveyed or otherwise transferred):

(i)                                     no Event of Default or monetary Default shall be continuing at the time of such conveyance or transfer or result from such conveyance or transfer;

(ii)                                  no Prohibited Change of Control or Prohibited Pledge shall occur as a result thereof;

(iii)                               if such conveyance or transfer results in any Person that did not own 10% of the direct or indirect equity interest in Borrower as of the Closing Date acquiring more than 10% of the direct or indirect equity interest in Borrower, Borrower shall have satisfied Lender’s customary “know your customer” requirements prior to such conveyance or transfer, including providing to Lender satisfactory credit, judgment, lien, litigation, bankruptcy, criminal and watch list searches regarding such Person (except that the foregoing shall not apply with respect to any holders from time to time of public shares of stock that are traded or, as a result of a transfer or conveyance permitted hereunder, become traded on the New York Stock Exchange or another nationally recognized domestic stock exchange);

(iv)                              Borrower shall have paid the costs and expenses (if any) of the Rating Agencies and Servicers and reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with any such conveyance or transfer; and

(v)                                 Lender shall have received 10 days’ advance written notice of such conveyance or transfer.

Section 2.3.                                 REIT Structuring.

(a)                                 In connection with a change to the ownership structure of the Property to cause the Property to be owned by a Qualified REIT, the initial Borrower shall have the right to contemporaneously Transfer all of the Collateral to a Successor Borrower that will assume all of the obligations of Borrower hereunder and under the other Loan Documents (an “Assumption”), provided no Event of Default or monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

(i)                                     such Successor Borrower shall have executed and delivered to Lender an assumption agreement (including an assumption of the Mortgage in recordable form, if requested by Lender), in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV (recast, as necessary, such that representations that specifically relate to Closing Date are remade as of the date of such Assumption), and such other representations (and evidence of the accuracy of such representations) as Lender shall reasonably request;

(ii)                                  such financing statements as may be reasonably requested by Lender shall be filed;

(iii)                               Sponsor shall reaffirm its obligations under Loan Documents to which it is a party;

(iv)                              such Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions that are reasonably satisfactory to Lender; and Borrower and the Successor Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request;

(v)                                 such Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Successor Borrower and the due authorization of the Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(vi)                              the Title Insurance Policy shall have been properly endorsed to reflect the Transfer of the Property to the Successor Borrower; and

(vii)                           Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such Assumption.

From and after any such Assumption in accordance herewith, the term “Borrower” shall mean the Successor Borrower.

(b)                                 In connection with an Assumption permitted pursuant to Section 2.3(a), Borrower shall have the right to cause the formation of an Operating Lessee and to make certain further modifications to the organizational documents and organizational structure of Borrower and its affiliates (the “REIT Restructuring”), so long as the following conditions shall be satisfied:

(i)                                     no Event of Default has occurred and is continuing and no Event of Default shall occur as a result of such REIT Restructuring;

(ii)                                  Borrower shall cause the formation of a Person that shall be an affiliate of Borrower which shall be under common Control with Borrower and be a Single-Purpose Entity (“Operating Lessee”);

(iii)                               Borrower and Operating Lessee shall enter into an operating lease (the “Operating Lease”) with respect to the Property, pursuant to the terms of which Borrower shall lease the improvements and, unless conveyed by Borrower to Operating Lessee, all personal property comprising the hotel located at the Property which Borrower owns to Operating Lessee, provided that the Operating Lease shall provide that all rent paid under the Operating Lease and the terms and provisions of the Operating Lease are, and shall be at all times during the term of the Loan, subordinate to this Agreement and the other Loan Documents and the rent payable under such Operating Lease and all other terms of the Operating Lease shall be reasonably acceptable to Lender;

(iv)                              Borrower shall assign and Operating Lessee shall assume all of the obligations of Borrower under any and all third party license agreements and contracts, including the Approved Management Agreement (the “Management Assumption”) pursuant to assignment and assumption agreements reasonably acceptable to Lender,

(v)                                 Borrower shall deliver to Lender the organizational documents of Operating Lessee, which shall provide that Operating Lessee shall be a Single-Purpose Entity and shall not have the right to amend or modify the Operating Lease without the prior consent of Lender (unless expressly permitted pursuant to and in accordance with the Loan Agreement, as modified pursuant to an amendment in accordance with clause (vii) below reasonably agreed to by Lender), and at the option of Borrower, Operating Lessee shall not be required to be a disregarded entity for U.S. federal income tax purposes, and shall otherwise be in form and substance reasonably acceptable to Lender;

(vi)                              Borrower shall enter into amendments of its organizational documents to (A) permit the execution and delivery of the Operating Lease and any documents required hereunder, (B) in the event that Operating Lessee shall be a direct subsidiary of Borrower, to reflect the formation of Operating Lessee, and (C) provide that Borrower shall not have the right to amend or modify the Operating Lease without the prior consent of Lender (unless expressly permitted pursuant to and in accordance with the Loan Agreement, as modified pursuant to an amendment in accordance with clause (vii) below reasonably agreed to by Lender), and which amendments shall be in form and substance reasonably acceptable to Lender;

(vii)                           Operating Lessee shall execute a joinder to the Loan Documents, other than with respect to the Note, in form and substance reasonably acceptable to Lender, agreeing to be bound by all of the terms, covenants and conditions of the Loan Documents, provided Operating Lessee shall not be an obligor under the Note, a Borrower or liable for the Loan, and Borrower and Lender shall execute an amendment to the Loan Agreement, in form and substance reasonably acceptable to Lender, to (A) modify the definition of Single-Purpose Entity to permit the formation of Operating Lessee, and (B) permit, at the option of Borrower, Operating Lessee to be taxed as a corporation for U.S. federal income tax purposes (provided that upon reasonable request of Lender and so long as such structure shall not have a material adverse effect on the REIT, Borrower shall cause the formation of a taxable subsidiary of the REIT and a parent of Operating Lessee which shall elect to be taxed as a corporation, rather than Operating Lessee (a “TRS Entity”)).

(viii)                        Borrower shall cause the equity owner of Operating Lessee (the “Leasehold Pledgor”) to (A) deliver a pledge and security agreement in favor of Mezzanine Lender with respect to 100% of the equity interests in Operating Lessee, in form and substance reasonably acceptable to Lender and Mezzanine Lender and a UCC title insurance policy in form reasonably acceptable to Mezzanine Lender insuring the lien of such pledge agreement on the pledged collateral thereunder (provided, however, that Lender shall reasonably cooperate with Borrower to cause the UCC title insurance policy issued in connection with the creation of a Mezzanine Loan to additionally insure by endorsement the pledge of equity interests in Operating Lessee in order to minimize Borrower’s UCC title insurance costs) and (B) execute and deliver a joinder to the Mezzanine Loan documents, in each case in form and substance reasonably acceptable to Lender and Mezzanine Lender;

(ix)                              Lender shall maintain a first priority perfected security interest in all Revenues including, without limitation, all amounts paid by Operating Lessee under the Operating Lease, and Operating Lessee and Borrower shall amend and restate the Mortgage to add Operating Lessee as a mortgagor thereunder in order to grant to Lender a security interest in Operating Lessee’s leasehold estate in the Property and all revenue and income derived therefrom, which amended and restated mortgage shall be in form and substance substantially similar to the Mortgage and otherwise reasonably acceptable to Lender, provided Operating Lessee shall not be a Borrower or liable for the Loan;

(x)                                 Borrower and Operating Lessee shall cause a memo of lease to be recorded in the jurisdiction in which the Property is located, in form and substance reasonably acceptable to Lender, which memo shall provide that the Operating Lease is subject and subordinate to the Loan and the Mortgage in all respects and shall deliver evidence of such recording to Lender;

(xi)                              In connection with any Management Assumptions, Borrower shall cause the relevant manager under the applicable agreements (including the Approved Management Agreement) to deliver to Lender either (A) an amendment to the applicable subordination, non-disturbance and attornment agreement or assignment of management agreement (each a “Management Document”) acknowledging the assignment and assumption and confirming that such Management Document remains in full force and effect and is binding on the manager, as applicable; or (B) if required by Lender, a new subordination, non-disturbance and attornment agreement or assignment of management agreement in substantially the same form as the applicable agreements in place as of the date hereof (the “New Manager Loan Documents”) and which New Manager Loan Documents shall in each case be reasonably acceptable to Lender;

(xii)                           Borrower shall deliver customary UCC, judgment, bankruptcy, tax lien and litigation searches related to the REIT, Operating Lessee, Leasehold Pledgor and any other intermediate entities that are owned and/or Controlled by the REIT and own and/or Control Borrower and/or Operating Lessee which may be requested by Lender in the applicable jurisdictions, which are reasonably acceptable to Lender;

(xiii)                        Operating Lessee and Leasehold Pledgor, if any, shall be a Single-Purpose Entity and shall covenant to comply with the provisions of Section 6.15 and the ownership and control restrictions of Section 6.3;

(xiv)                       Lender shall receive evidence that the single purpose nature and bankruptcy remoteness of Operating Lessee, Leasehold Pledgor and Borrower have not been adversely affected and are in accordance with the terms and provisions of the Loan Documents, which requirement shall include an additional nonconsolidation opinion and new enforceability and corporate opinions as Lender may reasonably require from Borrower’s counsel with respect to Operating Lessee and the documents delivered pursuant to this Section, each in form and substance reasonably acceptable to Lender;

(xv)                          Borrower shall deliver to Lender, at Borrower’s sole cost and expense, an ALTA 11-06 Mortgage Modification endorsement to the Title Insurance Policy to confirm the validity and enforceability of the Mortgage notwithstanding the amendment and restatement thereof required under this Section, and insure the priority of Lender’s valid first lien on the Property subject to no additional exceptions or liens other than those contained in the Title Insurance Policy and any other Permitted Encumbrances;

(xvi)                       Borrower shall deliver to Lender (A) evidence of Operating Lessee’s and Leasehold Pledgor’s organization and good standing and the qualification of the signers to execute the documents contemplated by this Section, (B) an operating agreement of Operating Lessee and Leasehold Pledgor conforming to the operating agreement of Borrower with such changes as may be required to reflect the organizational structure of Operating Lessee and with respect to Operating Lessee, its status as a lessee of the Property and with respect to Leasehold Pledgor, its status as the owner of Operating Lessee, and (C) officer’s certificates and resolutions with respect to the documents contemplated by this Section, each in form and substance reasonably acceptable to Lender, which documents shall include certified copies of all documents relating to the organization and formation of Operating Lessee;

(xvii)                    Borrower, without any cost to Lender, shall furnish any information requested by Lender with respect to Operating Lessee for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable Legal Requirements, and shall execute any additional documents reasonably requested by Lender in order to perfect Lender’s interest in the collateral described therein;

(xviii)      (A) Borrower shall execute such documents and instruments as are typical for similar transactions, which shall all be reasonably satisfactory to Lender, and shall satisfy all other requirements required by any Rating Agencies in connection with such REIT Restructuring, and (B) if required by Lender, Lender shall have obtained an opinion from its counsel that (x) the creation of such Operating Lease structure will not be a “significant modification” of the Loan within the meaning of Section 1.1001 3 of the regulations of the United States Department of the Treasury, and (y) the creation of such Operating Lease structure will not otherwise change the character, timing or source of income or gain with respect to the Loan;

(xix)        If a Mezzanine Loan shall exist, then the corresponding conditions in the Mezzanine Loan with respect to the REIT Restructuring shall have been satisfied as required under the Mezzanine Loan;

(xx)         Borrower shall execute such any amendments to the Loan Documents reasonably requested by Lender in connection with the REIT Restructuring, each in form and substance reasonably acceptable to Lender; and

(xxi)        Borrower shall reimburse Lender for any actual costs and expenses it reasonably incurs arising from the transactions contemplated by this Section (including, without limitation, reasonable attorneys’ fees and expenses).

(c)           Following an Assumption and REIT Restructuring in accordance with this Section 2.3, not more than 48.9% of the shares (the “Unrestricted Shares”) in the Qualified REIT may be sold to third parties in the public market (as an initial public offering, it being acknowledged that subsequent Transfers of such shares are governed by Section 2.3(d)) on the New York Stock Exchange or another nationally recognized domestic stock exchange (any such sale, a “REIT IPO”); provided that the following conditions are satisfied:

(i)            no Event of Default or monetary Default shall be continuing at the time of such sale or result from such sale;

(ii)           no Prohibited Change of Control or Prohibited Pledge shall occur as a result of such sale;

(iii)          Borrower shall have paid the costs and expenses (if any) of the Rating Agencies and Servicers and reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with any such sale; and

(iv)          Lender shall have received 10 days’ advance written notice of such sale.

(d)           Notwithstanding anything herein or in the other Loan Documents to the contrary, Transfers of publicly-traded securities of any Person (including, with respect to a

Qualified REIT, Transfers of its Unrestricted Shares) may be made without notice to or the consent of Lender.

ARTICLE III

ACCOUNTS

Section 3.1.           Cash Management Account.

(a)           Borrower shall cause any and all amounts otherwise required to be paid or remitted by the Approved Property Manager to Borrower to be remitted directly into a segregated Eligible Account specified from time to time by Lender (the “Cash Management Account”), and in the event any such amounts are paid directly to Borrower or Borrower otherwise receives Revenues, Borrower shall cause such amounts to be deposited into the Cash Management Account within one Business Day following Borrower’s receipt thereof.

(b)           Lender shall have the right at any time and from time to time in its sole discretion to change the Eligible Institution at which any one or more of the Collateral Accounts is maintained.

(c)           Borrower acknowledges and agrees that Lender shall specify the Cash Management Account following Closing, that Lender shall instruct the Approved Property Manager to remit funds to the Cash Management Account in accordance with the Nondisturbance Agreement and that, pursuant to the Nondisturbance Agreement, the Approved Property Manager has agreed not to remit any funds until the Approved Property Manager receives instructions from Lender.

(d)           All transfers of Borrower’s funds from the Cash Management Account or other sources to or for the benefit of Mezzanine Lender or the borrower under any Mezzanine Loan pursuant to this Agreement, the Cash Management Agreement or any of the other Loan Documents, are intended to constitute, and shall constitute, distributions from Borrower to its equityholder in accordance with applicable Delaware law.

(e)           Lender may conclusively rely upon any notice received from Mezzanine Lender with respect to the amount then payable on the Mezzanine Loan and with respect to the occurrence, continuance or termination of any event of default thereunder.  Lender shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice.

Section 3.2.           Distributions from Cash Management Account.

(a)           Lender shall transfer from the Cash Management Account to the Owner Account, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Cash Management Account exceed the aggregate amount required to be paid to or reserved with Lender and Mezzanine Lender on the next Payment Date pursuant hereto (the “Minimum Balance”); provided, however, that Lender shall terminate such remittances during the continuance of an Event of Default or Trigger Period.

(b)           On each Payment Date, provided no Event of Default is continuing (and, if and to the extent Lender so elects in its sole discretion, during the continuance of an Event of Default until the Loan has been accelerated), Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:

(i)            to the Basic Carrying Costs Escrow Account, the amount, if any, required to be deposited therein pursuant to Section 3.4;

(ii)           to Lender, the amount of all scheduled or delinquent interest and principal on the Loan, the Administrative Fee and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

(iii)          to the FF&E Reserve Account, the amount, if any, required to be deposited therein pursuant to Section 3.5;

(iv)          if there is a Mezzanine Loan, and provided that no Event of Default is then continuing, to Mezzanine Lender, all scheduled interest then due and payable in respect of the Mezzanine Loan;

(v)           during the continuance of a Trigger Period or Event of Default, all remaining amounts to the Excess Cash Flow Reserve Account; and

(vi)          if no Trigger Period or Event of Default is continuing, all remaining amounts to the Owner Account.

(c)           If on any Payment Date the amount in the Cash Management Account is insufficient to make all of the transfers described above (other than the remittance of excess cash to the Excess Cash Flow Reserve Account or the Owner Account and any payment in respect of the Mezzanine Loan), then Borrower shall remit to the Cash Management Account on such Payment Date the amount of such deficiency.  If Borrower fails to remit such amount to the Cash Management Account, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.9(c).

Section 3.3.           Loss Proceeds Account.

(a)           Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).

(b)           Provided no Event of Default is continuing, funds in the Loss Proceeds Account shall be applied in accordance with Section 5.16.

Section 3.4.           Basic Carrying Costs Escrow Account.

(a)           Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums (the “Basic Carrying Costs Escrow Account”).

(b)           On the Closing Date, Borrower shall remit to Lender, for deposit into the Basic Carrying Costs Escrow Account, an amount equal to the sum of (i) an amount sufficient to pay all Taxes prior to the date they come due, assuming subsequent quarterly fundings on the Payment Dates occurring in January, April, July and October of each calendar year of 1/4 of projected annual Taxes (and taking into account the payment by Borrower on the Closing Date of the next installment of Taxes due on April 30, 2015), plus (ii) an amount sufficient to pay all insurance premiums by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums.

(c)           Borrower shall remit to Lender, for deposit into the Basic Carrying Costs Escrow Account, an amount equal to the sum of:

(A)          On each subsequent Payment Date occurring in January, April, July and October of each calendar year, 1/4 of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months, plus

(B)          On each subsequent Payment Date, 1/12 of the insurance premiums that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months;

provided, however, that if at any time Lender reasonably determines that the amount in the Basic Carrying Costs Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes and insurance premiums by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Basic Carrying Costs Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

(d)           Borrower shall provide Lender with copies of all tax and insurance bills relating to the Property promptly after Borrower’s receipt thereof.  Lender will apply amounts in the Basic Carrying Costs Escrow Account toward the purposes for which such amounts are deposited therein.  In connection with the making of any payment from the Basic Carrying Costs Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate provided by Borrower or procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.

(e)           If Lender so elects at any time, Borrower shall provide, at Borrower’s expense, a tax service contract for the term of the Loan issued by a tax reporting agency reasonably acceptable to Lender.  If Lender does not so elect, Borrower shall reimburse Lender for the cost of making annual tax searches throughout the term of the Loan.

(f)            Notwithstanding the terms and provisions of this Section, Borrower shall not be required to reserve any amounts for payment of insurance premiums as otherwise required by this Section for so long as Borrower shall have provided Lender with evidence that insurance satisfying the requirements set forth in Section 5.15 has been obtained by the Approved Property Manager and thereafter provides Lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent.

(g)           Borrower shall have the right from time to time on five Business Days prior written notice to Lender to contribute available funds that would otherwise be distributed to Borrower pursuant to Section 3.2(b)(v) to the Basic Carrying Costs Escrow Account in excess of the amounts required to be reserved thereunder, and any such excess contributions shall be appropriately deducted from amounts required to be reserved in subsequent monthly remittances into the Basic Carrying Costs Escrow Account.

Section 3.5.           FF&E Reserve Account.

(a)           Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts in respect of FF&E (the “FF&E Reserve Account”).

(b)           On each Payment Date, Borrower shall remit to Lender, for deposit into the FF&E Reserve Account, an amount equal to the Monthly FF&E Reserve Amount.  Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the FF&E Reserve Account to reimburse Borrower for the cost of FF&E, provided that:

(i)            Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable; and

(ii)           Borrower shall deliver to Lender an Officer’s Certificate or a certificate from the Approved Property Manager confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement.

(c)           Borrower’s obligation to make deposits into the FF&E Reserve Account under this Section shall be waived for as long as Approved Property Manager is reserving the “Reserve Fund Contribution” as defined in and in accordance with the Approved Management Agreement in effect on the Closing Date.  If and to the extent Approved Property Manager fails to reserve such funds, then Borrower shall deposit into the FF&E Reserve Account the difference between the monthly reserves in respect of FF&E under the Approved Property Management Agreement and the Monthly FF&E Reserve Amount.

Section 3.6.           Intentionally Omitted.

Section 3.7.           Intentionally Omitted.

Section 3.8.           Excess Cash Flow Reserve Account.

(a)           Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the deposit of amounts required to be deposited therein in accordance with Section 3.2(b) (the “Excess Cash Flow Reserve Account”).

(b)           Without limiting Lender’s rights under Section 3.9(c), Lender may at any time, in its sole discretion, regardless of whether an Event of Default is continuing, apply funds contained in the Excess Cash Flow Reserve Account, and funds resulting from the liquidation of Permitted Investments contained in the Excess Cash Flow Reserve Account, toward partial prepayment of the Loan (provided that no Prepayment Fee shall be required in respect of such prepayment).  If and to the extent Lender elects not to so apply such funds toward prepayment of the Loan, then, provided that no Event of Default is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the Excess Cash Flow Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Trigger Period is then continuing.  Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.2(b).

Section 3.9.           Account Collateral.

(a)           Borrower hereby pledges the Account Collateral to Lender as security for the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest.  Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender.  Borrower shall have no right to make withdrawals from any of the Collateral Accounts.  Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral.  The Collateral Accounts shall not constitute trust funds and, except for the Cash Management Account, may be commingled with other monies held by Lender.  Funds in the Collateral Accounts shall be invested only in Permitted Investments, which Permitted Investments shall be credited to the related Collateral Account.  All income and gains from the investment of funds in the Collateral Accounts other than the Basic Carrying Costs Escrow Account shall be retained in the Collateral Accounts from which they were derived.  Unless otherwise required by applicable law, all income and gains from the investment of funds in the Basic Carrying Costs Escrow Account shall be for the account of Lender in consideration of its administration of such Collateral Account, and Lender shall have the right at any time to withdraw such amounts from the Basic Carrying Costs Escrow Account.  All fees of the institutions at which the Collateral Accounts are maintained shall be paid by Borrower.  After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.

(b)           The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

(c)           During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan, the Note Components and the Notes in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.

Section 3.10.         Bankruptcy.  Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code.  If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender.  Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender.  Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

ARTICLE IV

REPRESENTATIONS

Borrower represents to Lender that, as of the Closing Date, except as set forth in the Exception Report:

Section 4.1.           Organization.

(a)           Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b)           The organizational chart contained in Exhibit A is true and correct as of the date hereof.

Section 4.2.           Authorization.  Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

Section 4.3.           No Conflicts.  Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it (provided that, with respect to ERISA, this representation assumes that no portion of the Loan is funded (initially or through participation, assignment, transfer or securitization of the Loan) with Plan Assets if it would result in a nonexempt prohibited transaction), (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower or any of its direct or indirect equityholders is a party or may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any Person other than Lender.

Section 4.4.           Consents.  No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained.

Section 4.5.           Enforceable Obligations.  This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Loan Documents to which Sponsor is a party have been duly executed and delivered by Sponsor and constitute Sponsor’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower or Sponsor, including the defense of usury or fraud.

Section 4.6.           No Default.  No Default or Event of Default will exist immediately following the making of the Loan.

Section 4.7.           Payment of Taxes.  Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.

Section 4.8.           Compliance with Law.  Borrower, the Property and the use thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes.  The Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use except as specified in the zoning report delivered to Lender in connection with the Closing.  Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could materially adversely affect the Property or the condition (financial or otherwise) or business of Borrower.  There has not been committed by or on behalf of Borrower or, to Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of the Property, any act or omission affording any federal Governmental Authority or any state or local

Governmental Authority the right of forfeiture as against the Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents.  Neither Borrower nor Sponsor has purchased any portion of the Property with proceeds of any illegal activity.

Section 4.9.           ERISA.  Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could reasonably be expected to be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to any Plan within the last five years.  Borrower does not hold Plan Assets.  The Loan is not in violation of any state statutes applicable to Borrower that regulate investments of, and fiduciary obligations with respect to, governmental plans and that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

Section 4.10.         Investment Company Act.  Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.

Section 4.11.         No Bankruptcy Filing.  Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property.  Borrower does not have knowledge of any Person contemplating the filing of any such petition against it.  During the ten year period preceding the Closing Date, no petition in bankruptcy has been filed by or against Borrower, Sponsor, any of their respective affiliates or any Person that owns or controls, directly or indirectly, ten percent or more of the beneficial ownership interests in Borrower or Sponsor and no such Persons have been convicted of a felony.  Borrower has not received notice of and is not otherwise aware of any Tenant under a Major Lease contemplating or having filed any of the foregoing actions.

Section 4.12.         Other Debt.  Borrower does not have outstanding any Debt other than Permitted Debt.

Section 4.13.         Litigation.  There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending, and to Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened, against or affecting Borrower, Sponsor or the Collateral, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower or the Collateral, would reasonably be expected to have a Material Adverse Effect).

Section 4.14.         Leases; Material Agreements.

(a)           Borrower has delivered to Lender true and complete copies of all Leases, including all modifications and amendments thereto.  No person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases.  The rent roll attached to this Agreement as Schedule C (the “Rent Roll”) is accurate and complete in all material respects as of the Closing Date.  Except as indicated on the Rent Roll or Exception Report, no security deposits are being held by Borrower (including bonds or letters of credit being held in lieu of cash security deposits), no Tenant has any termination options (except in connection with a Casualty or Condemnation), no Tenant has any extension or renewal rights (except as set forth in its Lease), no Tenant or other party has any option, right of first refusal or similar preferential right to purchase all or any portion of the Property, no fixed rent has been paid more than 30 days in advance of its due date and no payments of rent are more than 30 days delinquent.  Each of the following is true and correct with respect to each Lease:

(i)            such Lease is valid and enforceable and is in full force and effect;

(ii)           Borrower is the sole owner of the entire lessor’s interest in such Lease;

(iii)          such Lease is an arms’-length agreement with bona fide, independent third parties;

(iv)          none of the Revenues reserved in such Lease have been assigned or otherwise pledged or hypothecated (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of the Mortgage and except for the Liens contemplated pursuant to the Loan Documents);

(v)           neither Borrower nor, to Borrower’s knowledge, any other party under such Lease is in default thereunder in any material respect;

(vi)          there exist no offsets or defenses to the payment of any portion of the rents thereunder;

(vii)         no brokerage commissions or finders fees are due and payable regarding any Lease;

(viii)        each Tenant is in actual, physical occupancy of the premises demised under its Lease and no event has occurred giving any Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative rent to Borrower under any of the terms of such Lease; and

(ix)          all work to be performed by the landlord under such Lease has been substantially performed, all Tenants have accepted possession of their respective premises under such Lease, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations and no Leasing Commissions are owed or would be owed upon the exercise of any Tenant’s existing renewal or expansion options, and Borrower has no other monetary obligation to any Tenant under such Lease.

(b)           There are no Material Agreements except as described in Schedule D.  Borrower has made available to Lender true and complete copies of all Material Agreements.  Each Material Agreement has been entered into at arms’ length in the ordinary course of business by or on behalf of Borrower.  The Material Agreements are in full force and effect and there are no defaults thereunder by Borrower or, to Borrower’s knowledge, any other party thereto.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

Section 4.15.                          Full and Accurate Disclosure.  No statement of fact heretofore delivered by Sponsor or Borrower to Lender in writing in respect of the Property or Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected (except that the foregoing representation, as it relates to any Environmental Report, Engineering Report, Title  Insurance Policy and zoning report delivered to Lender in connection with the closing of the Loan, shall be limited to Borrower’s knowledge).  There is no fact, event or circumstance presently known to Borrower that has not been disclosed to Lender that has had or could reasonably be expected to result in a Material Adverse Effect.

Section 4.16.                          Financial Condition.  Borrower has heretofore delivered to Lender financial statements and operating statements with respect to the Property for the past three calendar years, and trailing twelve-month operating statements.  Such statements are accurate and complete in all material respects and fairly present in accordance with the Approved Accounting Method the financial position of Borrower in all material respects as of their respective dates and do not omit to state any fact necessary to make statements contained herein or therein not misleading.  Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that have had or are reasonably expected to result in a Material Adverse Effect.

Section 4.17.                          Single-Purpose Requirements.

(a)                                 Borrower is now, and has always been since its formation, a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its organizational documents.  Borrower has never (i) owned any property other than the Property and related personal property, (ii) engaged in any business, except the ownership and operation of the Property, or (iii) had any material contingent or actual obligations or liabilities unrelated to the Property.

(b)                                 Borrower has provided Lender with true, correct and complete copies of (i) Borrower’s current financial statements, and (ii) Borrower’s current operating agreement or partnership agreement, as applicable, together with all amendments and modifications thereto.

Section 4.18.                          Use of Loan Proceeds.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.  The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equityholders in accordance with Legal Requirements and no portion thereof shall be used for personal, consumer, household or similar purposes.

Section 4.19.                          Not Foreign Person.  Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.20.                          Labor Matters.  Borrower has no employees and is not a party to any collective bargaining agreements.

Section 4.21.                          Title.  Borrower owns good, marketable and insurable title to the Property and good and marketable title to the related personal property, to the Collateral Accounts and to any other Collateral, including all FF&E used at the Property, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances.  The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority Lien on the Property and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens in and to all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  The Permitted Encumbrances do not and will not, individually or in the aggregate, materially and adversely affect or interfere with the value, or current or contemplated use or operation, of the Property, or the security intended to be provided by the Mortgage, or the ability of the Property to generate net cash flow sufficient to service the Loan, or Borrower’s ability to pay its obligations as and when they come due, including its ability to repay the Indebtedness in accordance with the terms of the Loan Documents.  Except as insured over by a Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Property that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.

Section 4.22.                          No Encroachments.  Except as shown on the Survey, all of the improvements on the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining property encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as, in either case, to materially adversely affect the value, use or marketability of the Property, except those that are insured against by a Title Insurance Policy.

Section 4.23.                          Physical Condition.

(a)                                 Except for matters set forth in the Engineering Reports and the ongoing replacement of the snow-melt system, to Borrower’s knowledge, the Property and all building systems (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are free of all material damage and are in good condition, order and repair in all respects material to the Property’s use, operation and value.

(b)                                 Borrower is not aware of any material structural or other material defect or damages in the Property, whether latent or otherwise.

(c)                                  Borrower has not received and is not aware of any other Person’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in the

Property that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 4.24.                          Fraudulent Conveyance.  Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor.  Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations).  Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 4.25.                          Management.  Except for any Approved Management Agreement, no property management agreements are in effect with respect to the Property.  The Approved Management Agreement is in full force and effect and there is no event of default thereunder by Borrower and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder by Borrower.  To Borrower’s knowledge, there is no event of default under the Approved Management Agreement by the Approved Property Manager and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder by the Approved Property Manager.

Section 4.26.                          Condemnation.  No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated or threatened with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.27.                          Utilities and Public Access.  The Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of the Property as presently used and enjoyed.

Section 4.28.                          Environmental Matters.  Except as disclosed in the Environmental Reports:

(i)                                     To Borrower’s knowledge, no Hazardous Substances are located at, on, in or under the Property or have been handled, manufactured, generated, stored, processed, or disposed of at, on, in or under, or have been Released from, the Property in violation of Environmental Law or in a manner that requires material Remediation under applicable Environmental Law or is likely to result in the imposition of liability under Environmental Law.  Without limiting the foregoing, there is not present at, on, in or under the Property in violation of Environmental Law or in a manner that requires material Remediation under applicable Environmental Law or is likely to result in the imposition of liability under Environmental Law, any PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.  To Borrower’s knowledge, there is no threat of any Release of any Hazardous Substance migrating to the Property.

(ii)                                  The Property is in compliance in all material respects with all Environmental Laws applicable to the Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Property under all Environmental Laws).  No Environmental Claim is pending with respect to the Property, nor, to Borrower’s knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or the Property.

(iii)                               No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Property and, to Borrower’s knowledge, no Governmental Authority has been taking any action to subject the Property to Liens under any Environmental Law.

(iv)                              There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to the Property that have not been made available to Lender.

Section 4.29.                          Assessments.  There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.  No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

Section 4.30.                          No Joint Assessment.  Borrower has not suffered, permitted or initiated the joint assessment of the Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to the Property as a single Lien.

Section 4.31.                          Separate Lots.  No portion of the Property is part of a tax lot that also includes any real property that is not Collateral.

Section 4.32.                          Permits; Certificate of Occupancy.  Borrower has obtained all Permits necessary for the present and contemplated use and operation of the Property.  The uses being made of the Property are in conformity in all material respects with the certificate of occupancy and/or Permits for the Property and any other restrictions, covenants or conditions affecting the Property.

Section 4.33.                          Flood Zone.  None of the improvements on the Property is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of the Property is located in such an area, the Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).

Section 4.34.                          Security Deposits.  Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.

Section 4.35.                          Acquisition Documents.  Borrower has delivered to Lender true and complete copies of all material agreements and instruments under which Borrower or any of its affiliates or the seller of the Property have remaining rights or obligations in respect of Borrower’s acquisition of the Property.

Section 4.36.                          Insurance.  Borrower has obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period.  Neither Borrower nor Sponsor, nor to Borrower’s knowledge any other Person, has done, by act or omission, anything that would impair the coverage of any such policy.

Section 4.37.                          No Dealings.  Neither Borrower nor Sponsor is aware of any unlawful influence on the assessed value of the Property.

Section 4.38.                          Estoppel Certificates.  Borrower has requested estoppel certificates from the Approved Property Manager on the form heretofore agreed by Lender and has delivered to Lender a true and complete copy of such estoppel certificate received back from Approved Property Manager prior to the Closing Date.

Section 4.39.                          Federal Trade Embargos.  Sponsor and Borrower are in compliance with all Federal Trade Embargos in all material respects.  No Embargoed Person owns any direct or indirect equity interest in Borrower.  To Borrower’s knowledge, no Tenant at the Property is identified on the OFAC List.  Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct during the term of the Loan.

Section 4.40.                          Intellectual Property/Websites.  Other than as set forth in the Exception Report, neither Borrower nor any Affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property with respect to the Property or the use or operations thereof or (ii) is the registered holder of any website with respect to the Property (other than Tenant websites).

Section 4.41.                          Condominium.

(a)                                 The Condominium Units owned by Borrower and each “Residential Unit” (as defined in the Declaration) are the only Condominium Units in the Condominium.

(b)                                 Each Condominium Document is in full force and effect and constitutes the binding obligation of Borrower and, to Borrower’s knowledge, each other party thereto.

(c)                                  Except as expressly set forth in the Exception Report, Borrower has not consented to any amendment or modification (oral or written) of any of the Condominium Documents, nor, to Borrower’s knowledge, does any such amendment or modification (oral or written) of any of the Condominium Documents exist.

(d)                                 No events exist that, now or after the passage of time, or both, would constitute a default by Borrower under any of the Condominium Documents (unless such default would not cause or reasonably be expected to result in a Material Adverse Effect).  In addition, to Borrower’s knowledge, no events exist that, now or after the passage of time, or both, would constitute a default by any Person other than Borrower under any of the Condominium Documents (unless such default would not cause or reasonably be expected to result in a Material Adverse Effect).

(e)                                  Except as set forth in the Exception Report, there are no sums that are currently due and payable by Borrower under any of the Condominium Documents to either the Condominium Association or the owners of the Condominium Units other than the Condominium Unit owned by Borrower, which sums remain unpaid.  In addition, except as set forth in the Exception Report, to Borrower’s knowledge, there are no sums due and payable by the Condominium Association or the owners of the Condominium Units other than the Condominium Unit owned by Borrower under any of the Condominium Documents to either Borrower or to the Condominium Association, which sums remain unpaid.

(f)                                   To Borrower’s knowledge, there are no currently outstanding special assessments under the Condominium Documents, and, to Borrower’s knowledge, none are presently contemplated.

(g)                                  To Borrower’s knowledge, there are no anticipated capital improvements or repairs presently being undertaken to the common elements or any other property of the Condominium and, to Borrower’s knowledge, the Condominium Association does not presently contemplate undertaking any such capital improvements or repairs.

(h)                                 As of the date hereof, the members of the “Executive Board” (as defined in the Declaration) appointed by Borrower are Stephane de Baets, Alex Ho and Chris LaCroix.

(i)                                     To Borrower’s knowledge, the Condominium Association has not incurred any debts and has not encumbered the common elements or any other property of the Condominium.

(j)                                    Except as set forth on the Exception Report, the Condominium Association has not entered into any management or maintenance agreements with respect to the common elements or any other property of the Condominium.

(k)                                 Borrower has not received written notice of or initiated, and to Borrower’s knowledge there are no, disputes between Borrower and the owners of the Condominium Units other than the Condominium Unit owned by Borrower and/or the Condominium Association, and, to Borrower’s knowledge, no dispute between the owners of the Condominium Units other than the Condominium Unit owned by Borrower and the Condominium Association have been submitted to the board of directors of the Condominium Association or any other Person for resolution in accordance with the provisions of the Condominium Documents.

(l)                                     To Borrower’s knowledge, there are no actions, whether voluntary or otherwise, pending against the owners of the Condominium Units other than the Condominium Unit owned by Borrower or the Condominium Association pursuant to the bankruptcy or insolvency laws of the United States or any state thereof, and none has been threatened.

(m)                             Neither the Condominium Association nor the owners of the Condominium Units other than the Condominium Unit owned by Borrower have any purchase, lease or other options or rights of first refusal with respect to the Property pursuant to the Condominium Documents or otherwise.

Section 4.42.                          Survival.  All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding.  All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.  On the date of any Assignment or Participation on not less than five Business Days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct as of the date of such Assignment or Participation, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.1.                                 Existence; Licenses; Tax Status.  Borrower shall do or cause to be done all things necessary to remain in existence.  Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements necessary for the continued use and operation of the Property and to be qualified to do business in the state in which the Property is located.  Borrower shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.  If Borrower is a limited liability company, Borrower shall at all times be treated for tax purposes as a “disregarded entity” that is not taxable as a corporation for U.S. federal tax purposes.

Section 5.2.                                 Maintenance of Property.  Borrower shall cause the Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction.  Borrower shall not use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or materially increases the premium of, any insurance then in force with respect thereto.  Subject to Section 6.13, no improvements or equipment comprising the Collateral and located at or on the Property shall be removed, demolished or materially altered without the prior written consent of Lender (except for replacement of equipment in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and sales of obsolete equipment no longer needed for the operation of the Property), and Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements to the Property.  Borrower shall not make any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property in any material respect or the Lien of the Mortgage or otherwise cause or reasonably be expected to result in a Material Adverse Effect.  Borrower shall not install or permit to be installed on the Property any underground storage tank.  Subject to existing rights of third parties specifically disclosed on Schedule B of the Title Insurance Policy, Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 5.3.                                 Compliance with Legal Requirements.  Borrower shall comply with, and shall cause the Property to comply with and be operated, maintained, repaired and improved in compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound.

Section 5.4.                                 Impositions and Other Claims.  Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances and Permitted Debt.  Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file.  If any law or regulation applicable to Lender, any Note, any of the Collateral or the Mortgage is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender.  Following any such demand, Borrower shall have the right, upon 30 days’ advance written notice to Lender, to repay the Indebtedness in full (but not in part) without the payment of any prepayment premium or prepayment fee.  In addition, if in the opinion of Lender’s counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, Lender may elect to declare all of the Indebtedness to be due and payable 150 days from the giving of written notice by Lender to Borrower.

Section 5.5.                                 Access to Property.  Borrower shall permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Property or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance notice.  If Lender shall determine that an Event of Default exists, the cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender.  The cost of such inspections, examinations, audits and copying, if not paid for by Borrower following demand, may be added to the Indebtedness and such costs shall bear interest thereafter until paid at the Default Rate.

Section 5.6.                                 Cooperate in Legal Proceedings.  Except with respect to any claim by Borrower against Lender, Borrower shall reasonably cooperate with Lender with respect to any proceedings before any Governmental Authority that may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

Section 5.7.                                 Leases.

(a)                                 Borrower shall furnish Lender with executed copies of all Leases.  All new Leases and renewals or amendments of Leases must (i) be entered into on an arms-length basis with Tenants that are not affiliates of Borrower and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (ii) provide for rental rates and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and otherwise contain terms and conditions that are commercially reasonable, (iii) be subject and subordinate to the Mortgage and contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Property by any purchaser at a foreclosure sale, and (iv) not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Any Lease that does not conform to the standards set forth in Section 5.7(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.  In addition, all new Leases that are Major Leases, and all terminations (subject to Section 5.7(c)(ii)), renewals and amendments of Major Leases, and any surrender of rights under or consent to assignment of any Major Lease, shall be subject to the prior written consent of Lender in its sole discretion, provided that such consent shall not be unreasonably withheld, conditioned or delayed if no Event of Default is then  continuing.

(c)                                  Borrower shall (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignment of rents and leases under the Mortgage; (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender; and (vi) not permit any subletting of any space covered by a Lease or an assignment of the Tenant’s rights under a Lease, unless permitted by the terms of such Lease without the consent of Borrower.  Borrower shall deliver to each new Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.

(d)                                 Security deposits of Tenants under all Leases shall be held in compliance with Legal Requirements and any provisions in Leases relating thereto.  Borrower shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants.  Subject to Legal Requirement, any letter of credit or other instrument held by Borrower in lieu of cash security shall name Lender as payee or mortgagee thereunder or be fully assignable to Lender.  Borrower hereby pledges to Lender each such letter of credit or other instrument as security for the Indebtedness.  During the continuance of an Event of Default, Borrower shall, upon Lender’s written request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower), and any such letters of credit or other instruments, that Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease (and failure to do so shall constitute a misappropriation of funds pursuant to Section 9.19(b)).

(e)                                  Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions thereof to be performed or observed by Borrower.  Borrower shall use commercially reasonable efforts to provide in each Major Lease executed after the Closing Date to which Borrower is a party that any Tenant delivering any such notice shall send a copy of such notice directly to Lender.

(f)                                   All agreements entered into by or on behalf of Borrower that require the payment of Leasing Commissions or other similar compensation to any party shall (i) provide that the obligation will not be enforceable against Lender and (ii) be subordinate to the lien of the Mortgage.

Section 5.8.                                 Plan Assets, etc.  Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time while the Indebtedness remains outstanding.

Section 5.9.                                 Further Assurances.  Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including amended or replacement mortgages), and Borrower hereby authorizes and consents to the filing by Lender of any Uniform Commercial Code financing statements, and authorizes Lender to use the collateral description “all personal property” or “all assets” in any such financing statements,  in each case as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time (including the payment and application of Loss Proceeds).  Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral.  Upon receipt of an affidavit of Lender as to the loss, theft, destruction or mutilation of any Note, Borrower shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and in the form thereof.  Borrower hereby authorizes and appoints Lender as its attorney-in-fact to, during the continuance of an Event of Default, to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower; provided, however, that Lender shall in no way be authorized to take any action which could reasonably be expected to expand the obligations or liabilities of Borrower beyond those intended by the terms of the Loan Documents.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement.  Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.

Section 5.10.                          Management of Collateral.

(a)                                 The Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement.  In the event that the Approved Property Manager shall cease to be the property manager with respect to the Property, Borrower may appoint a replacement Approved Property Manager to manage the Property pursuant to an Approved Management Agreement.  If such successor manager is a national manager, such successor manager shall execute for Lender’s benefit a subordination and non-disturbance of property management agreement in form and substance reasonably satisfactory to Lender.  If such successor manager is an affiliate of Borrower, then (i) Borrower shall deliver to Lender a new nonconsolidation opinion reasonably acceptable to Lender with respect to such successor manager and new Approved Management Agreement, and (ii) such successor manager shall execute for Lender’s benefit a subordination agreement that shall permit termination of such new Approved Management Agreement upon the occurrence of a Manager Termination Event and shall be in form and substance reasonably satisfactory to Lender.

(b)                                 Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.

(c)                                  Borrower shall notify Lender in writing of any default of Borrower or the Approved Property Manager under the Approved Management Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge.  Lender shall have the right, after reasonable notice to Borrower and in accordance with the Nondisturbance Agreement, to cure defaults of Borrower under the Approved Management Agreement.  Any out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower within five Business Days from receipt of written demand by Lender.

(d)                                 If and to the extent permitted under the Approved Management Agreement and subject to the provisions of the Nondisturbance Agreement, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of (i) an Event of Default hereunder, and (ii) a material default (after the expiration of any applicable notice and/or cure periods) by the Approved Property Manager under the Approved Management Agreement (provided that an Event of Default shall also be continuing hereunder), or, subject to applicable law, if the Approved Property Manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the Approved Property Manager’s assets or the Approved Property Manager makes an assignment for the benefit of creditors, or if the Approved Property Manager is adjudicated insolvent, then, in any such case (any such event, a “Manager Termination Event”), Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Management Agreement and engage another Approved Property Manager to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.

(e)                                  In the event that the Approved Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than 60 days prior to such expiration a draft replacement management agreement for approval in accordance with the terms and conditions hereof.  Borrower’s failure to submit the same within such time-frame shall, at Lender’s option, constitute an immediate Event of Default.

Section 5.11.                          Notice of Material Event.   Borrower shall give Lender prompt notice (containing reasonable detail) of (i) any material change in the financial or physical condition of the Property, as reasonably determined by Borrower, including the termination or cancellation of any Major Lease or the termination or cancellation of terrorism or other insurance required by this Agreement, (ii) any notice from the Approved Property Manager, to the extent such notice relates to a matter that could reasonably be expected to result in a Material Adverse Effect, (iii) any litigation or governmental proceedings pending or threatened in writing against Borrower or the Property that is reasonably expected to result in a Material Adverse Effect, (iv) the insolvency or bankruptcy filing of Borrower or Sponsor, or an affiliate of any of the foregoing of which Borrower has actual knowledge, (v) any event of default under the Mezzanine Loan, (vi) any other circumstance or event that could reasonably be expected to result in a Material Adverse Effect, and (vii) the occurrence of any Default.

Section 5.12.                          Annual Financial Statements.  As soon as available, and in any event no later than 120 days following each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, annual financial statements of Borrower, including a balance sheet and operating statement of Borrower as of the end of such year, together with related statements of operations and equityholders’ capital and cash flow for such Fiscal Year, audited by Wiss & Company, LLP for 2014 and a national accounting firm such as Grant Thornton, BDO, or an equivalent firm reasonably approved by Lender for 2015 and subsequent years whose opinion shall be to the effect that such financial statements have been prepared in accordance with IFRS (for 2014) and U.S. GAAP (for 2015 and subsequent years) and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern.  Together with Borrower’s annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i)                                     a statement of cash flows and income and expenses in the format set forth in the Uniform System of Accounts (with detailed departmental schedules);

(ii)                                  then current rent roll, franchise reports, average daily room rates, sales reports, Smith Travel Reports, occupancy reports and sales and marketing plan for the forward calendar year;

(iii)                               an Officer’s Certificate certifying that there are no Defaults under the Loan Documents; and

(iv)                              such other information as Lender shall reasonably request.

In addition to the foregoing, Borrower shall deliver to Lender a copy of the applicable “Annual Financial Statements” as defined in the Approved Management Agreement within five Business Days of receipt thereof from the Approved Property Manager.

Section 5.13.                          Intentionally Omitted.

Section 5.14.                          Monthly Financial Statements.

(a)                                 Borrower shall furnish within 30 days after the end of each calendar month, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower, including a balance sheet and operating statement as of the end of such month, together with related statements of income, equityholders’ capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall include income and expenses in the format set forth in the Uniform System of Accounts (with detailed departmental schedules) and be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with the Approved Accounting Method, subject to changes resulting from audit and normal year-end audit adjustments.  Each such monthly report shall be accompanied by:

(i)                                     the then current rent roll, franchise reports, average daily room rates, sales reports, Smith Travel Reports and occupancy reports,

(ii)                                  commentary and updates from the Approved Property Manager, and any additional details or reporting from the Approved Property Manager,

(iii)                               group pacing and weekly pace reports,

(iv)                              such other information as Lender shall reasonably request (including, if provided by the Approved Property Manager, detailed property trial balances), and

(v)                                 an Officer’s Certificate certifying to the accuracy of the foregoing and that there are no Defaults under the Loan Documents.

Notwithstanding the foregoing, if Borrower delivers to Lender a copy of the applicable monthly “Operating Reports” as defined in the Approved Management Agreement within five Business Days of receipt thereof from the Approved Property Manager (but in any event no later than 25 days after the end of each calendar month), Borrower shall be deemed to satisfy the foregoing requirements (other than subsections (a)(iv) and (v) of this Section 5.14).

(b)                                 If Borrower fails to provide to Lender the financial statements and other information specified in Sections 5.12 and this Section within the respective time period specified in such Sections, then (i) such failure shall, at Lender’s election, constitute an Event of Default following written notice from Lender, and (ii) a Trigger Period shall be deemed to have commenced for all purposes hereunder and shall continue until such failure is remedied and the financial statements delivered to Lender evidence that no Trigger Period is in effect.

Section 5.15.                          Insurance.

(a)                                 Borrower shall obtain and maintain with respect to the Property, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:

(i)                                     property insurance against loss or damage by standard perils included within the classification “All Risks” or “Special Form” Causes of Loss, including coverage for damage caused by windstorm (including named storm) and hail.  Such insurance shall (A) be in an amount equal to the full insurable value on a replacement cost basis of the Property and, if applicable, all related furniture, furnishings, equipment and fixtures (without deduction for physical depreciation); (B) have deductibles acceptable to Lender (but in any event not in excess of $50,000, except in the case of windstorm and earthquake coverage, which shall have deductibles not in excess of 5% of the insurable value of the Property); (C) be paid annually in advance or by the Approved Property Manager; (D) be written on  a “Replacement Cost” basis, waiving depreciation, (E) be written on a no coinsurance form or contain an “Agreed Amount” endorsement, waiving all coinsurance provisions; (F) include ordinance or law coverage on a replacement cost basis, with no co-insurance provisions, containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 25% of replacement cost or such lesser amounts as Lender may require in its sole discretion (provided that such insurance for “Demolition Cost” may contain a sublimit of 10% of the full insurable value on a replacement cost basis of the Property and such insurance for “Increased Cost of Construction” may contain a sublimit of 25% of the full insurable value on a replacement cost basis of the Property); (G) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof; and (H) include a minimum of

90 days and 10 mile radius coverage for loss due to civil and military authority impacting ingress or egress from the covered property.  If such insurance excludes mold, then Borrower shall implement a mold prevention program satisfactory to Lender;

(ii)                                  if any material portion of the Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program, plus such additional excess limits as shall be requested by Lender, with a deductible not in excess of 5% of the full insurable value on a replacement cost basis of the Property;

(iii)                               commercial general liability insurance, on a form at least as broad as the current ISO standard form, including broad form coverage of property damage, contractual liability for insured contracts and personal injury (including bodily injury and death), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate if the Property is on a blanket policy), with a deductible not in excess of $50,000.  In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements;

(iv)                              rental loss and/or business interruption insurance covering actual loss sustained during restoration from all risks required to be covered by the insurance provided for herein, including clauses (i), (ii), (v), (vii), (viii) and (ix) of this Section, and covering the 18-month period from the date of any Casualty and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the Property has been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period).  The amount of such insurance shall be increased from time to time as and when the gross revenues from the Property increase;

(v)                                 insurance for steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Property, in each case, with a deductible not in excess of $50,000;

(vi)                              worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $1,000,000 (if applicable);

(vii)                           during any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Property that are not covered by or under the terms or provisions of the insurance provided for in Section 5.15(a)(iii) and (B) the insurance provided for in Section 5.15(a)(i) which shall, in addition to the requirements set forth in such Section, (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii) and (ix) of Section 5.15(a), and (2) include permission to occupy the Property);

(viii)                        if required by Lender, earthquake insurance (A) with minimum coverage equivalent to the greater of  1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (B) having a deductible not in excess of 5% of the total insurable value of the Property, (C) if the Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender, and (D) include a minimum of 90 days and 10 mile radius coverage for loss due to civil and military authority impacting ingress or egress from the covered property;

(ix)                              so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Property (plus rental loss and/or business interruption insurance coverage for a term set forth in clause (iv) above).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder on a stand alone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, such insurance shall not have a deductible in excess of 5% of the full insurable value on a replacement cost basis of the Property;

(x)                                 liquor liability insurance in an amount of at least $100,000,000 or in such greater amount as may be required by applicable Legal Requirements against claims or liability arising directly or indirectly to persons or property on account of the sale or dispensing of alcoholic beverages at the Property;

(xi)                              crime coverage in an amount not less than $500,000 to protect against employee dishonesty and related incidents;

(xii)                           auto liability coverage for all owned and non owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000 (if applicable); and

(xiii)                        such other insurance as may from time to time be requested by Lender.

(b)                                 All policies of insurance (the “Policies”) required pursuant to this Section shall be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best), and all such insurers shall have ratings of not less than “BBB+”  by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best)).

(c)                                  All Policies required pursuant to this Section:

(i)                                     shall contain deductibles that, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are approved by Lender;

(ii)                                  shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;

(iii)                               with respect to property and rental or business interruption insurance policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as their interests may appear as first mortgagee and loss payee;

(iv)                              with respect to liability policies, except for workers compensation, employers liability and auto liability, shall name Lender and its successors and assigns as their interests may appear as additional insureds;

(v)                                 with respect to property and rental or business interruption insurance policies, shall either be written on a no coinsurance form or contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co-insurer under such Policies;

(vi)                              with respect to property and rental or business interruption insurance policies, shall contain an endorsement or other provision providing that Lender shall receive at least 30 days’ prior written notice of  cancellation thereof(or, in the case of cancellation due to non-payment of premium, 10 days’ prior written notice);

(vii)                           with respect to property and rental or business interruption insurance policies, shall contain an endorsement providing that no act or negligence of Borrower or any foreclosure or other proceeding or notice of sale relating to the Property shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

(viii)                        shall not contain provisions that would make Lender  liable for any insurance premiums thereon or subject to any assessments thereunder;

(ix)                              shall contain a waiver of subrogation against Lender, as applicable;

(x)                                 may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Property are separately allocated to the Property, and such blanket policy shall provide the same protection as would a separate Policy as reasonably determined by Lender, subject to review and approval by Lender based on the schedule of locations and values, if requested by Lender; and

(xi)                              shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests.

(d)                                 Borrower shall pay the premiums for all Policies as the same become due and payable.  Complete copies of such Policies or declarations and applicable endorsements evidencing such insurance certified by the insurance company shall be delivered to Lender promptly upon request.  Not later than 30 days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal.  Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.  Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

(e)                                  Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.  If at any time Borrower has failed to deliver written evidence that all Policies are in full force and effect when and as required hereunder, Lender shall, following written notice to Borrower, have the right to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder).  All premiums, costs and expenses (including attorneys’ fees and expenses) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall bear interest at the Default Rate.

(f)                                   In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

(g)                                  Within ten Business Days of the Closing Date, Lender shall have received certificates of insurance on ACORD Form 25 for liability insurance and ACORD Form 28 for casualty insurance demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement.  Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.  Borrower’s failure to comply with the requirements of the foregoing sentence shall, at Lender’s option, constitute an immediate Event of Default.

Section 5.16.                          Casualty and Condemnation.

(a)                                 Borrower shall give prompt notice to Lender of any Casualty or Condemnation or, to the extent Borrower becomes aware thereof, of the actual or threatened commencement of proceedings that would result in a Condemnation.

(b)                                 Lender may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law.  Upon Lender’s request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation.  Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned in the case of a taking of an immaterial portion of the Property.

(c)                                  Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default is continuing, Borrower may settle and adjust claims aggregating not in excess of the Threshold Amount if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive any and all Loss Proceeds (as set forth below).  The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.

(d)                                 All Loss Proceeds from any Casualty or Condemnation shall be remitted directly to Lender for deposit into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable).  Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations.  If any Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:

(i)                                     in the case of a Casualty, the cost of restoration would not exceed 25% of the Loan Amount and the Casualty does not result in the removal of more than 25% of the guest rooms of the Property or critical amenities;

(ii)                                  in the case of a Condemnation, the Condemnation does not result in the removal of more than 15% of the guest rooms of the Property or critical amenities;

(iii)                               restoration of the Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date;

(iv)                              after such restoration, the fair market value of the Property is reasonably expected to equal at least the fair market value of the Property immediately prior to such Condemnation or Casualty; and

(v)                                 all necessary approvals and consents from Governmental Authorities will be obtained to allow the rebuilding and re-occupancy of the Property;

or if Lender otherwise elects to allow Borrower to restore the Property, then, provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of the Property in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of the Property immediately prior to the Condemnation or Casualty).  Provided that no Event of Default shall have occurred and be then continuing,  Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) if the cost of completion of the restoration plus payment of debt service on the Loan during the period of restoration exceeds the amount then contained in the Loss Proceeds Account, funds in an amount equal to such excess, which funds shall be remitted into the Loss Proceeds Account as additional Collateral for the Loan, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Threshold Amount be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld, delayed or conditioned).  If Lender reasonably estimates that the cost to restore will exceed the Threshold Amount, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness).  No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration.  Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.

(e)                                  Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Property.  Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.

(f)                                   If Borrower is not entitled to apply Loss Proceeds toward the restoration of the Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Principal Indebtedness and shall be accompanied by interest and the Administrative Fee through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period) with no Prepayment Fee.  If the Note has been bifurcated into multiple Notes or Note Components pursuant to Section 1.1(c), all prepayments of the Loan made by Borrower in accordance with this Section shall be applied to the Notes or Note Components in ascending order of interest rate (i.e., first to the Note or Note Component with the lowest Component Spread until its outstanding principal balance has been reduced to zero, then to the Note or Note Component with the second lowest Component Spread until its outstanding principal balance has been reduced to zero, and so on) or in such other order as Lender shall determine.

(g)                                  Notwithstanding the foregoing provisions of this Section, if the Loan is included in a REMIC and immediately following a release of any portion of the applicable Property from the Lien of the Loan Documents in connection with a Casualty or Condemnation the Loan would fail to satisfy a Lender 80% Determination (taking into account the planned restoration of the Property), then Borrower shall prepay the Principal Indebtedness in accordance with Section 5.16(f) in an amount equal to either (i) so much of the Loss Proceeds as are necessary to cause the Lender 80% Determination to be satisfied, or if the aggregate Loss Proceeds are insufficient for such purpose, then 100% of such Loss Proceeds, or (ii) a lesser amount, provided that Borrower delivers to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that such release of Property from the Lien does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.

Section 5.17.                          Annual Budget .  At least 30 days prior to the commencement of each Fiscal Year during the term of the Loan, and within 30 days after the commencement of any Trigger Period or Event of Default, Borrower shall deliver to Lender an Annual Budget for the Property for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget, which delivery shall be for informational purposes only so long as no Trigger Period or Event of Default is continuing.  During the continuance of any Trigger Period or Event of Default, such Annual Budget and any revisions thereto shall be subject to Lender’s approval (the Annual Budget, as so approved, the “Approved Annual Budget”).   Borrower shall not amend any Approved Annual Budget more than once in any 60-day period without the consent of Lender during any Trigger Period or Event of Default.  For so long as

Lender shall withhold its consent to any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect.  In addition to the Annual Budget, Borrower shall deliver to Lender a copy of each draft of the “Operating Plan” as defined in the Approved Management Agreement (the “Operating Plan”) (and a copy of any objections thereto by Borrower), which delivery shall be for informational purposes only so long as no Trigger Period or Event of Default is continuing.   During the continuance of any Trigger Period or Event of Default, the Operating Plan shall be subject to Lender’s approval.

Section 5.18.                          Venture Capital Operating Companies; Nonbinding Consultation.  Solely to the extent that Lender or any direct or indirect holder of an interest in the Loan must qualify as a “venture capital operating company” (as defined in Department of Labor Regulation 29 C.F.R. § 2510.3-101), Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.

Section 5.19.                          Compliance with Encumbrances and Material Agreements.  Borrower covenants and agrees as follows:

(i)                                     Borrower shall comply with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements.

(ii)                                  Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrower with respect to any obligation of Borrower under the provisions of any Material Agreement and/or Permitted Encumbrance.

(iii)                               Borrower shall deliver to Lender copies of any written notices of default or event of default relating to any Material Agreement and/or Permitted Encumbrance served by Borrower.

(iv)                              Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower shall not grant or withhold any material consent, approval or waiver under any Material Agreement or Permitted Encumbrance unless no Event of Default is continuing and the same would not be reasonably likely to have a Material Adverse Effect.

(v)                                 At the request of Lender and to the extent expressly permitted under a Material Agreement, Borrower shall deliver to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.

(vi)                              Borrower shall enforce, short of termination thereof (except that Borrower may terminate any Material Agreement following a material default by the counterparty thereunder), the performance and observance of each and every material term, covenant and provision of each Material Agreement and Permitted Encumbrance to be performed or observed, if any.

Section 5.20.                          Prohibited Persons.  Neither Borrower nor Sponsor shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo.  Borrower shall cause the representation set forth in Section 4.39 to remain true and correct at all times.

Section 5.21.                          Condominium.  Borrower covenants and agrees as follows:

(a)                                 Borrower shall pay all common charges and other assessments as required by the Condominium Documents in respect of the Mortgaged Property as and when such become due and payable and shall promptly, following demand, exhibit to Lender receipts for all such payments;

(b)                                 Borrower shall not, unless directed otherwise in writing by Lender, without first obtaining Lender’s prior written consent, which shall not be unreasonably withheld or delayed if no Event of Default is then continuing, (i) vote for, consent to or permit to occur any modification of, amendment to, or relaxation in the enforcement of, any material provision of the Condominium Documents; provided, however, Lender’s approval shall not be required for amendments to the Condominium Documents containing disclosures or other provisions required to be made by Legal Requirements; (ii) in the event of damage to or destruction of the Property, vote in opposition to a motion to repair, restore or rebuild, unless the Indebtedness will be repaid in full as a pursuant to Section 5.16; (iii) vote for, consent to or permit to occur any partition or subdivision of any Condominium Unit, or combination of any Condominium Unit with another Condominium Unit; (iv) consent to the termination of the Condominium; or (v) vote in favor of the imposition of special assessments for capital improvements pursuant to the Condominium Documents; and

(c)                                  Borrower shall fully and faithfully observe, keep and perform, in all material respects, each and every material requirement, condition, covenant, agreement and provisions under the Condominium Act and the Condominium Documents on the part of Borrower to be observed, kept and performed. Borrower shall promptly deliver to Lender a copy of any notice of default received by Borrower with respect to any obligation of Borrower under the provisions of the Condominium Documents or the Condominium Act.

ARTICLE VI

NEGATIVE COVENANTS

Section 6.1.                                 Liens on the Collateral.  Borrower shall not permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.

Section 6.2.                                 Ownership.  Borrower shall not own any assets other than the Property and related personal property and fixtures located therein or used in connection therewith.

Section 6.3.                                 Transfer; Prohibited Change of Control.  Borrower shall not Transfer any Collateral other than in compliance with Article II and other than the replacement, alteration or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business.  No Prohibited Change of Control or Prohibited Pledge shall occur.

Section 6.4.                                 Debt.  Borrower shall not have any Debt, other than Permitted Debt.  Without limiting the foregoing, Borrower shall not incur any PACE Debt without the prior written consent of Lender in its sole discretion.

Section 6.5.                                 Dissolution; Merger or Consolidation.  Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another Person.

Section 6.6.                                 Change in Business.  Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

Section 6.7.                                 Debt Cancellation.  Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

Section 6.8.                                 Affiliate Transactions.  Borrower shall not enter into, or be a party to, any transaction with any affiliate of Borrower, except on terms that are intrinsically fair, commercially reasonable and substantially similar  to those that Borrower would have obtained in a comparable arms’-length transaction with an unrelated third party, other than the Condominium Documents, the Restaurant Lease and the PUD Documents.

Section 6.9.                                 Misapplication of Funds.  Borrower shall not (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Cash Management Account as required by Section 3.1, (c) make any distributions to equityholders during the continuance of a Trigger Period or Event of Default unless expressly permitted hereunder, or (d) misappropriate any security deposit or portion thereof.

Section 6.10.                          Jurisdiction of Formation; Name.  Borrower shall not change its jurisdiction of formation or name without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.

Section 6.11.                          Modifications and Waivers.  Unless otherwise consented to in writing by Lender:

(i)                                     Borrower shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7;

(ii)                                  Borrower shall not terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation);

(iii)                               Borrower shall not terminate, amend or modify the Approved Management Agreement; and

(iv)                              Borrower shall not enter into, amend or terminate any Material Agreement (except for terminations in connection with a  material default by the counterparty thereunder).

Section 6.12.                          ERISA.  Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any Plan.

Section 6.13.                          Alterations and Expansions.  During the continuance of any Trigger Period or Event of Default, Borrower shall not perform or contract to perform any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget.  Borrower shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, delayed or conditioned, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents acceptable to Lender in respect of the amount by which any such Material Alteration exceeds the Threshold Amount.  If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time.  Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.

Section 6.14.                          Advances and Investments.  Borrower shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.

Section 6.15.                          Single-Purpose Entity.  Borrower shall not cease to be a Single-Purpose Entity.  Borrower shall not remove or replace any Independent Director without Cause and without providing at least two Business Days’ advance written notice thereof to Lender.

Section 6.16.                          Zoning and Uses.  Borrower shall not do any of the following without the prior written consent of Lender:

(i)                                     initiate or support any limiting change in the permitted uses of the Property (or to the extent applicable, zoning reclassification of the Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property, or use or permit the use of the Property in a manner that would result in the use of the Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of the Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned);

(ii)                                  execute or file any subdivision plat affecting the Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Property; or

(iii)                               permit or consent to the  Property being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

Section 6.17.                          Waste.  Borrower shall not intentionally commit or permit any Waste on the Property, nor take any actions that could reasonably be expected to invalidate any insurance carried on the Property (and Borrower shall promptly correct any such actions of which Borrower becomes aware).

ARTICLE VII

DEFAULTS

Section 7.1.                                 Event of Default.  The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):

(a)                                 Payment.

(i)                                     Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder) or any other amount required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(c); or

(ii)                                  Borrower shall default, and such default shall continue for at least two Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal, interest and any other amounts required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(c)).

(b)                                 Representations.  Any representation made by Borrower or Sponsor in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made.

(c)                                  Other Loan Documents.  Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created thereby and Borrower shall fail to promptly remedy such failure in accordance with Section 5.9 to the extent such failure can be remedied pursuant to Section 5.9; or a default by Borrower or Sponsor shall occur under any of the other Loan Documents or Material Agreements, or a default by Borrower shall occur under the Approved Management Agreement pursuant to which the Approved Property Manager would have the right to terminate the Approved Management Agreement, in each case, beyond the expiration of any applicable cure period.

(d)                                 Bankruptcy, etc.

(i)                                     Borrower or Sponsor shall commence a voluntary case concerning itself under any Title of the United States Code concerning bankruptcy or insolvency (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii)                                  Borrower or Sponsor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or Sponsor, or shall dissolve or otherwise cease to exist;

(iii)                               there is commenced against Borrower or Sponsor an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 60 days after commencement;

(iv)                              Borrower or Sponsor is adjudicated insolvent or bankrupt;

(v)                                 Borrower or Sponsor suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;

(vi)                              Borrower or Sponsor makes a general assignment for the benefit of creditors; or

(vii)                           Borrower or Sponsor takes any action for the purpose of effecting any of the foregoing.

(e)                                  Prohibited Change of Control.  A Prohibited Change of Control shall occur.

(f)                                   Equity Pledge; Preferred Equity.  Any direct or indirect equity interest in or right to distributions from Borrower shall be subject to a Lien in favor of any Person, or Borrower or any holder of a direct or indirect interest in Borrower shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity); provided, however, that (i) a Merry Way Pledge, and (ii) the pledge of equity interests in Borrower securing any Mezzanine Loan, shall not be subject to the foregoing restrictions.  Any act, action or state of affairs that would result in an Event of Default pursuant to this subsection shall be referred to in this Agreement as a “Prohibited Pledge”.

(g)                                  Insurance.  Borrower shall fail to maintain in full force and effect all Policies required hereunder, provided that such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days.

(h)                                 ERISA; Negative Covenants.  A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8 or in Article VI, provided that such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days.

(i)                                     Legal Requirements.  Borrower shall fail to cure properly any violations of Legal Requirements affecting all or any portion of the Property within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted up to an additional 30 days to cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure.

(j)                                    Defaults with Time Periods.  With respect to any term, covenant or agreement contained in this Agreement or in any of the other Loan Documents that is to be performed within a certain time period, a default in the due performance or observance by Borrower or Sponsor of such term, covenant or agreement within such time period.

(k)                                 Express Events of Default.  Any event shall occur that is explicitly identified as an “Event of Default” under any provision contained herein or in any of the other Loan Documents.

(l)                                     Other Covenants.  A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section) contained in this Agreement, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that promptly following its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 90 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from Borrower’s receipt of Lender’s original notice, provided that Borrower promptly delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 90 day period.

Section 7.2.                                 Remedies.

(a)                                 During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this

Agreement, the Notes, the Mortgage and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(d) shall occur, then (except as specified in Section 7.2(f)) the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender.  Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

(b)                                 If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral.  At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Property and applied in reduction of the Indebtedness.

(c)                                  During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default.  Lender may enter upon any or all of the Property upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgage or collect the Indebtedness.  The costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d)                                 Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

(e)                                  Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default.

(f)                                   Notwithstanding anything herein to the contrary, if an event specified in Section 7.1(d) occurs solely in respect of Sponsor and not Borrower, then such event shall not constitute an Event of Default or result in an acceleration of the Loan unless, in each case, Lender so determines in its sole discretion by written notice to Borrower; and unless and until Lender sends such notice, a Trigger Period shall be deemed to have commenced for all purposes hereunder, which Trigger Period shall continue until the Loan is repaid in full.

Section 7.3.                                 Application of Payments after an Event of Default.  Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1.                                 Conditions Precedent to Closing.  This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.3):

(a)                                 Loan Documents.  Lender shall have received a duly executed copy of each Loan Document.  Each Loan Document that is to be recorded in the public records shall be in form suitable for recording.

(b)                                 Collateral Accounts.  Each of the Collateral Accounts shall have been established and funded to the extent required under Article III.

(c)                                  Opinions of Counsel.  Lender shall have received, in each case in form and substance satisfactory to Lender, (i) a New York legal opinion, (ii) a legal opinion with respect to the laws of the state in which the Property is located and (iii) a bankruptcy nonconsolidation opinion with respect to each Person owning at least a 49% direct or indirect equity interest in Borrower, and any affiliated property manager.

(d)                                 Organizational Documents.  Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including:

(i)                                     Authorizing Resolutions.  To the extent the required authorizations are not contained directly in the organizational documents of Borrower and Sponsor, certified copies of the resolutions authorizing the execution and delivery of the Loan Documents by Sponsor and Borrower.

(ii)                                  Organizational Documents.  Certified copies of the organizational documents of Sponsor and Borrower (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.

(iii)                               Certificates of Good Standing or Existence.  Certificates of good standing or existence for Sponsor and Borrower issued as of a recent date by its state of organization and by the state in which the Property is located.

(iv)                              Recycled Entity Certificate.  A recycled entity certificate acceptable to Lender with respect to Borrower if Borrower was formed more than 60 days prior to the date hereof.

(e)                                  Lease; Material Agreements.  Lender shall have received true, correct and complete copies of all Leases and all Material Agreements.

(f)                                   Lien Search Reports.  Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Property, Sponsor, Borrower and Borrower’s immediate predecessor, if any, such searches to be conducted in such locations as Lender shall have requested.

(g)                                  No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

(h)                                 No Injunction.  No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

(i)                                     Representations.  The representations in this Agreement and in the other Loan Documents shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on such date.

(j)                                    Estoppel Letters.  Borrower shall have received and delivered to Lender estoppel certificates from such parties and in such form and substance as shall be satisfactory to Lender, each of which shall specify that Lender and its successors and assigns may rely thereon.

(k)                                 No Material Adverse Effect.  No event or series of events shall have occurred that Lender reasonably believes has had or is reasonably expected to result in a Material Adverse Effect.

(l)                                     Transaction Costs.  Borrower shall have paid all transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).

(m)                             Title.  Lender shall have received a final Title Insurance Policy in respect of the Property, in an amount equal to the Loan Amount, listing only such exceptions as are reasonably satisfactory to Lender.   If the Title Insurance Policy is to be issued by, or if disbursement of the proceeds of the Loan are to be made through, an agent of the actual insurer under the Title Insurance Policy (as opposed to the insurer itself), the actual insurer shall have issued to Lender for Lender’s benefit a so-called “Insured Closing Letter.”

(n)                                 Zoning.  Lender shall have received evidence reasonably satisfactory to Lender that the Property is in compliance with all applicable zoning requirements (including a zoning report, a zoning endorsement if obtainable and a letter from the applicable municipality if obtainable).

(o)                                 Permits; Certificate of Occupancy.  Lender shall have received a copy of all Permits necessary for the use and operation of the Property and the certificate(s) of occupancy, if required, for the Property, all of which shall be in form and substance reasonably satisfactory to Lender.

(p)                                 Engineering Report.  Lender shall have received a current Engineering Report with respect to the Property, which report shall be in form and substance reasonably satisfactory to Lender.

(q)                                 Environmental Report.  Lender shall have received an Environmental Report (not more than six months old) with respect to the Property that discloses no material environmental contingencies with respect to the Property.

(r)                                    Survey.  Lender shall have received a Survey with respect to the Property in form and substance reasonably satisfactory to Lender.

(s)                                   Appraisal.  Lender shall have obtained an Appraisal of the Property satisfactory to Lender.

(t)                                    Consents, Licenses, Approvals, etc.  Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(u)                                 Financial Information.  Lender shall have received financial information relating to Sponsor, Borrower and the Property that is satisfactory to Lender.

(v)                                 Annual Budget.  Lender shall have received the Annual Budget for the current calendar year (and, if the Closing Date occurs in December, the Annual Budget for the next calendar year).

(w)                               Know Your Customer Rules.  At least 10 days prior to the Closing Date, Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(x)                                 Origination Fee.  Lender shall have received an origination fee equal to 0.675% of the Loan Amount.

(y)                                 Additional Matters.  Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender.  All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.1.                                 Successors.  Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party.  All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.

Section 9.2.                                 GOVERNING LAW.

(A)                               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(B)                            ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK.  BORROWER AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT  TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

BORROWER DOES HEREBY DESIGNATE AND APPOINT:

NATIONWIDE INFORMATION SERVICES, INC.

3500 SOUTH DUPONT HIGHWAY

DOVER, DELAWARE 19901

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW

YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO IT IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

Section 9.3.                                 Modification, Waiver in Writing.  Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.

Section 9.4.                                 Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial (for United States or international addresses) or United States Postal Service (for United States addresses only), with proof of delivery or attempted delivery, addressed as follows (except that any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section) or by facsimile (with answer back acknowledged) if a facsimile number is indicated below.  A notice shall be deemed to have been given when delivered or upon refusal to accept delivery or, with respect to a facsimile notice, on the date of sending by facsimile if sent during the business hours of Lender on a Business Day (otherwise on the next Business Day).

If to Lender:

Garfield SRA Mortgage Investment, LLC

100 St. Paul Street, Suite 800

Denver, Colorado 80206

Attention: Steven Siegel

and to:

Garfield SRA Mortgage Investment, LLC

700 Canal St., 4th Floor

Stamford, Connecticut 06902

Attention: Craig Henrich

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Michael Weinberger, Esq.

If to Borrower:

315 East Dean Associates, Inc.

c/o Elevated Returns LLC

96 Spring Street, 6th Floor

New York, New York 10012

Attention:  Stephane de Baets

Facsimile No: (212) 755-5898

with a copy to:

Ruchelman P.L.L.C.

150 East 58th Street — 22nd Floor

New York, New York 10155

Attention: Simon H. Prisk

and with a copy to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Brian E. Davis, Esq.

Section 9.5.                                 TRIAL BY JURY.  TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DEALINGS, CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY EITHER OF THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THE TRANSACTION.  BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THIS WAIVER WITH THEIR LEGAL COUNSEL, AND THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE THEIR JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 9.6.                                 Headings.  The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.7.                                 Assignment and Participation.

(a)                                 Except as expressly set forth in Article II, Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.

(b)                                 Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion and without the consent of Borrower to sell one or more of the Notes or Note Components or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes or Note Components (a “Participation”).  Borrower shall reasonably cooperate with Lender, at Lender’s request and cost (but for the avoidance of doubt certain costs of bifurcation of the Loan, including the creation of one or more mezzanine loans, are Borrower’s obligation to the extent set forth in the Cooperation Agreement), in order to effectuate any such Assignment or Participation, and Borrower shall use commercially reasonable efforts to promptly provide such information, legal opinions and documents relating to Borrower, Sponsor, the Property, the Approved Property Manager and any Tenants as Lender may reasonably request in connection with such Assignment or Participation.  In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be).  Lender or, upon the appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as non-fiduciary agent for Borrower, a register on which it shall enter (i) the name or names of the registered owner or owners from time to time of the Notes and (ii) principal amounts (and stated interest) of the Notes owing to each registered owner or owners.  Upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate Notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note delivered on the Closing Date, upon return of the Note then being replaced.  Each potential or actual assignee or participant shall be entitled to receive all information received by Lender under this Agreement.  After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee.  Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.

(c)                                  If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any transferee, such transferee shall, promptly upon receipt of written request from Borrower, furnish to Borrower Form W-9, Form W-8BEN, or Form W-8ECI, as applicable.

Section 9.8.                                 Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 9.9.                                 Preferences; Waiver of Marshalling of Assets.  Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to the Loan Documents.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents.  If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made.  Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral.  Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.

Section 9.10.                          Remedies of Borrower.  If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment.  Without limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.11.                          Offsets, Counterclaims and Defenses.  All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses.  Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness.  Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.

Section 9.12.                          No Joint Venture.  Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Property other than that of mortgagee or lender.

Section 9.13.                          Conflict; Construction of Documents.  In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail.  The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 9.14.                          Brokers and Financial Advisors.  Borrower represents that neither it nor Sponsor has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement.  The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 9.15.                          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

Section 9.16.                          Estoppel Certificates.

(a)                                 Borrower shall execute, acknowledge and deliver to Lender, within five days after receipt of Lender’s written request therefor at any time from time to time, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F)  that all Leases are in full force and effect and have not been modified (except in accordance with the Loan Documents), (G) whether or not any of the Tenants under the Leases are in material default under the Leases (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request.  Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.

(b)                                 Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each Tenant and thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more Tenants specified by Lender, attesting to such facts regarding the Leases as Lender may reasonably require, including attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that rent has not been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.  Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which an Assignment or Participation occurs or is attempted.

(c)                                  Lender shall execute, acknowledge and deliver to Borrower, within five Business Days after receipt of Borrower’s written request therefor at any time from time to time, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, and (C) that Lender is not in default under the Loan Documents.

Section 9.17.                          General Indemnity; Payment of Expenses.

(a)                                 Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

(b)                                 If for any reason (including violation of law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section are unenforceable in whole or in part or are otherwise unavailable to an Indemnified Party or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by the Indemnified Party as a result of any Damages the maximum amount Borrower is permitted to pay under Legal Requirements.  The obligations of Borrower under this Section will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents.

(c)                                  To the extent any Indemnified Party has notice of a claim for which it intends to seek indemnification hereunder, such Indemnified Party shall give prompt written notice thereof to Borrower, provided that failure by Lender to so notify Borrower will not relieve Borrower of its obligations under this Section, except to the extent that Borrower suffers actual prejudice as a result of such failure.  In connection with any claim for which indemnification is sought hereunder, Borrower shall have the right to defend the applicable Indemnified Party (if requested by the applicable Indemnified Party, in the name of such Indemnified Party) from such claim by attorneys and other professionals reasonably approved by the applicable Indemnified Party.  Upon assumption by Borrower of any defense pursuant to the immediately preceding sentence, Borrower shall have the right to control such defense, provided that the Applicable Indemnified Party shall have the right to reasonably participate in such defense and Borrower shall not consent to the terms of any compromise or settlement of any action defended by Borrower in accordance with the foregoing without the prior consent of the applicable Indemnified Party, unless such compromise or settlement (i) includes an unconditional release of the applicable Indemnified Party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the applicable Indemnified Party.  The applicable Indemnified Party shall have the right to retain its own counsel if (i) Borrower shall have failed to employ counsel reasonably satisfactory to the applicable Indemnified Party in a timely manner, or (ii) the applicable Indemnified Party shall have been advised by counsel that there are actual or potential material conflicts of interest between Borrower and the applicable Indemnified Party, including situations in which there are one or more legal defenses available to the applicable Indemnified Party that are different from or additional to those available to Borrower.  So long as Borrower is conducting the defense of any action defended by Borrower in accordance with the foregoing in a prudent and commercially reasonable manner, Lender and the applicable Indemnified Party shall not compromise or settle such action defended without Borrower’s consent, which shall not be unreasonably withheld or delayed.  Upon demand, Borrower shall pay or, in the sole discretion of the applicable Indemnified Party, reimburse the applicable Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals retained by the Applicable Indemnified Party in accordance with this Section in connection with defending any claim subject to indemnification hereunder.

(d)                                 Any amounts payable to Lender by reason of the application of this Section shall be secured by the Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid.

(e)                                  The provisions of and undertakings and indemnifications set forth in this Section shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

(f)                                   Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Title Insurance Policy, the Survey, the Environmental Report and any other third-party diligence materials; (ii) all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) during an Event of Default, monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Permitted Encumbrances), (C) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all federal, state, county and municipal, taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, and (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral; and (iii) all actual out-of-pocket costs and expenses (including attorney’s fees and special servicing fees) incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes).  Without limiting the foregoing, Borrower shall pay all costs, expenses and fees of Lender and its Servicer resulting from Defaults or reasonably imminent Defaults by Borrower or requests by Borrower (including enforcement expenses and any liquidation fees, workout fees, special servicing fees, or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents, and any expenses paid by Servicer or a trustee in respect of the protection and preservation of any Property, such as payment of taxes and insurance premiums); and the costs of all property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain due to a request by Borrower or during the continuance of a Default.  Borrower and Lender agree that Lender’s estimate of due diligence expenses set forth in the closing statement is preliminary and subject to change upon Lender’s receipt of final invoices.  Borrower shall promptly reimburse Lender for any out of pocket expenses in excess of such estimate, and Lender shall promptly reimburse Borrower if such estimate is in excess of Lender’s out of pocket expenses in connection with the Closing.

Section 9.18.                          No Third-Party Beneficiaries.  This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 9.19.                          Recourse.

(a)                                 Subject to the qualifications herein, Lender shall not enforce Borrower’s obligation to pay the Indebtedness by any action or proceeding wherein a deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any of its affiliates, or any Exculpated Person, except for foreclosure actions or any other appropriate actions or proceedings against Borrower in order to fully exercise Lender’s remedies in respect of, and to realize upon, the Collateral, and except for any actions to enforce any obligations expressly assumed or guaranteed by any guarantor, indemnitor or similar party (whether or not such party is an Exculpated Person) under the Loan Documents; provided however such foreclosure or appropriate actions or proceedings against Borrower shall, in no event, seek to enforce Borrower’s obligation to pay the Indebtedness or other personal judgments against Borrower.

(b)                                 Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of Borrower under this Section and Sponsor under the Guaranty) resulting from or arising out of any of the following:

(i)                                     any intentional physical Waste at the Property committed or permitted by Borrower, Sponsor or any affiliate Controlled by Borrower and/or Sponsor;

(ii)                                  any fraud or intentional misrepresentation in connection with the Loan committed by Borrower, Sponsor or any affiliate Controlled by Borrower and/or Sponsor;

(iii)                               any willful misconduct by Borrower, Sponsor or any affiliate Controlled by Borrower and/or Sponsor (including any bad faith interference by Borrower, Sponsor or any affiliate Controlled by Borrower and/or Sponsor with the exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents during the continuance of an Event of Default);

(iv)                              the misappropriation or misapplication by Borrower, Sponsor or any affiliate Controlled by Borrower and/or Sponsor of any funds in violation of the Loan Documents (including misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds);

(v)                                 any voluntary Debt incurred by Borrower if and to the extent the continued existence of such Debt is prohibited hereunder;

(vi)                              the failure to pay or maintain the Policies or pay the amount of any deductible required thereunder following a Casualty or other insurance claim, provided that current cash flow is sufficient and available pursuant to the Approved Management Agreement for payment of same and provided Lender permits cash flow from the Property to be applied for such purpose;

(vii)                           the failure of Borrower to be, and to at all times have been, a Single-Purpose Entity, regardless of whether such failure to have been a Single-Purpose Entity prior to the date hereof has been disclosed to Lender, and including any and all liabilities, contingent or otherwise, arising from or related to (x) the actions, conduct and/or operating history of Borrower (or any Person merged into Borrower) prior to the Closing Date and (y) Borrower’s ownership (or the ownership of any Person merged into Borrower) of assets prior to the Closing Date that do not constitute a portion of the Collateral;

(viii)                        removal of personal property by Borrower from the Property outside of the ordinary course of business during the continuance of an Event of Default in violation of the Loan Agreement, unless replaced with personal property of the same utility and of the same or greater value and utility; and

(ix)                              any fees or commissions paid by Borrower to any affiliate in violation of the terms of the Loan Documents.

In addition to the foregoing, the Loan shall be fully recourse to Borrower and Sponsor, jointly and severally, if (i) there is any unauthorized Transfer of the Property or any other Collateral (including voluntary Liens and encumbrances on the Collateral other than Permitted Encumbrances) or Prohibited Change of Control or Prohibited Pledge, in each case, in violation of the Loan Documents, (ii) any petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any similar federal or state law is filed by, consented to, or acquiesced in by, Borrower, (iii) Borrower or any of its affiliates (including Sponsor) shall have colluded with other creditors to cause an involuntary filing under the Bankruptcy Code or similar federal or state law with respect to Borrower, or Borrower shall have terminated one or more of the Independent Directors for the purpose of facilitating a bankruptcy filing, or (iv) Borrower fails to be, and to at all times have been, a Single-Purpose Entity, which failure results in a substantive consolidation of Borrower with any affiliate in a bankruptcy or similar proceeding.  All of Borrower’s liabilities under this Section 9.19(b) shall be guaranteed by Sponsor pursuant to the Guaranty.

(c)                                  The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default.  Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents.  Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose on any Collateral or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Note(s), or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and may be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof.  Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note during the continuance of an Event of Default in accordance with the Loan Documents, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any indemnitors and guarantors to the extent allowed by any applicable Loan Documents.  The provisions set forth in this Section are not intended as a release or discharge of the obligations due under the Note or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment except as required in order to realize on the Collateral.

(d)                                 For the avoidance of doubt, the failure to pay trade payables as a result of insufficient cash flow from the Property shall not trigger liability under this Section 9.19.

Section 9.20.                          Right of Set-Off.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

Section 9.21.                          Exculpation of Lender.  Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Property or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents.  Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 9.22.                          Servicer.  Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.  Without limiting Section 9.17(f), Borrower shall reimburse Lender for all costs, expenses and fees of the Servicer.

Section 9.23.                          No Fiduciary Duty.

(a)                                 Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof.  Lender, its affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Sponsor, Borrower or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.

(b)                                 It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arms’-length commercial transaction between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Sponsor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (A) a fiduciary duty (or other implied duty) on the party of any Lending Party to Sponsor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Sponsor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other.  Borrower agrees that neither it nor Sponsor nor any of their respective affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Sponsor or their respective affiliates, stockholders, employees or creditors.  Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower and Sponsor) any rights or remedies by reason of any fiduciary or similar duty.

(c)                                  Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.

Section 9.24.                          Borrower Information.  Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request.  Lender shall keep such information and/or any other information provided by Borrower or Sponsor to Lender in accordance with the terms of the Loan Documents confidential in accordance with Lender’s customary procedures for handling confidential information of such nature (or, if the Loan has been securitized, in accordance with the customary procedures of the servicer or the securitization trustee for handling such information in commercial mortgage backed securities transaction), excluding information that Lender determines in good faith to be non-confidential (but in any case including any information that is identified by Borrower or Sponsor in writing as material non-public information), provided that in any event Lender may make disclosures of such information (i) to affiliates of Lender and to Lender’s agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to any actual or potential assignee, transferee or participant in connection with the contemplated assignment, transfer, participation or securitization of all or any portion of the Loan or any participations therein, and to any investors or prospective investors in the Loan, and their respective advisors and agents, including the operating advisor, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, or to any Person that is a party to a repurchase agreement with respect to the Loan, provided that any potential assignee, transferee, participant or investor shall be informed of the confidential nature thereof, (iii) to any rating agency in connection with a Securitization or as otherwise required in connection with a disposition of the Loan, (iv) to any Person necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document following an Event of Default, and (v) to any governmental agency, including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Securities and Exchange Commission and any other regulatory authority that may exercise authority over Lender or any investor in the Loan (including the Servicer, the Securitization trustee and their respective agents and employees) or any representative thereof, and to the National Association of Insurance Commissioners, in each case if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process (provided that Lender shall provide only that portion of the confidential information that is so requested or legally required).  In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents.  Each party hereto (and each of their respective affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates.

Section 9.25.                          PATRIOT Act Records.  Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and Sponsor, which information includes the name and address of Borrower and Sponsor and other information that will allow Lender to identify Borrower or Sponsor in accordance with the PATRIOT Act.

Section 9.26.                          Prior Agreements.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS,  FLEX PROVISION, EXIT FEES AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).

Section 9.27.                          Publicity.  Notwithstanding anything contained in Section 9.24 to the contrary, if the Loan is made, Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender’s participation in such transaction, and may utilize photographs of the Property in such promotional materials.  Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower or Sponsor, unless Lender shall have approved of the same in writing prior to the issuance of such press release, advertisement or promotional material.

Section 9.28.                          Delay Not a Waiver.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 9.29.                          Schedules and Exhibits Incorporated.  The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 9.30.                          Intercreditor Agreement.  Lender shall have no obligation to disclose to Borrower the contents of any intercreditor agreement between Lender and any

Mezzanine Lender.  Borrower acknowledges that it is not a third party beneficiary of any such agreement.

[END OF PAGE — SIGNATURE PAGE FOLLOWS]

Lender and Borrower are executing this Agreement as of the date first above written.

LENDER:

GARFIELD SRA MORTGAGE INVESTMENT,
LLC, a Delaware limited liability company

By:	/s/ Charlie Martin
Name: Charlie Martin
Title: Director of Finance

[Signatures continue on following page.]

BORROWER:

315 EAST DEAN ASSOCIATES, INC., a Delaware corporation

By:	/s/ Stephane De Baets
Name: Stephane De Baets
Title: President